                                                                     EXHIBIT 2.1
                                                                     -----------


                                                                  Execution Copy




================================================================================


                         AGREEMENT AND PLAN OF MERGER

                                     Among

                              Sealy Corporation,

                          Sandman Merger Corporation

                                      and

                           Zell/Chilmark Fund, L.P.


                               October 30, 1997


================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                               Page
                                                                                               ----
ARTICLE I  DEFINITIONS........................................................................... 1

ARTICLE II  THE MERGER........................................................................... 7
     Section 2.01.  The Merger................................................................... 7
     Section 2.02. Effect of Merger.............................................................. 7
     Section 2.03. Additional Actions............................................................ 7
     Section 2.04. Certificate of Incorporation, By-laws, Directors and Officers of the Surviving Corporation............................................ 8

ARTICLE III  CONVERSION OF COMPANY STOCK......................................................... 8
     Section 3.01. Conversion of Shares.......................................................... 8
     Section 3.02. Surrender of Company Share Certificates; Payment of Cash
                         Consideration...........................................................10
     Section 3.03. Stock Transfer Books..........................................................11
     Section 3.04. Shares of Dissenting Stockholders.............................................11

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................12
     Section 4.01. Organization..................................................................12
     Section 4.02. Subsidiaries..................................................................12
     Section 4.03. Capitalization................................................................12
     Section 4.04. Authorization.................................................................13
     Section 4.05. No Violation..................................................................13
     Section 4.06. Approvals.....................................................................13
     Section 4.07. Periodic SEC Filings; Financial Statements....................................14
     Section 4.08. Absence of Certain Transactions...............................................15
     Section 4.09. Taxes.........................................................................17
     Section 4.10. Litigation....................................................................19
     Section 4.11. Environmental Matters.........................................................20
     Section 4.12. Real Property.................................................................21
     Section 4.13. Personal Property.............................................................22
     Section 4.14. Contracts.....................................................................22
     Section 4.15. Employee and Labor Matters and Plans..........................................23
     Section 4.16. Insurance Policies............................................................24
     Section 4.17. Intellectual Properties.......................................................25
     Section 4.18. Permits.......................................................................26
     Section 4.19. Compliance with Laws..........................................................26
     Section 4.20. Brokerage Fees................................................................26

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER.....................................27
     Section 5.01. Authorization.................................................................27
     Section 5.02. No Violation..................................................................27

     Section 5.03. Approvals.....................................................................27
     Section 5.04. Ownership of Owned Shares.....................................................27

ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF PURCHASER..........................................28
     Section 6.01. Organization..................................................................28
     Section 6.02. Authorization.................................................................28
     Section 6.03. No Violation..................................................................28
     Section 6.04. Approvals.....................................................................29
     Section 6.05. Litigation....................................................................29
     Section 6.06. Financing.....................................................................29
     Section 6.07. Brokerage Fees................................................................30
     Section 6.08. Purchaser Activities..........................................................30
     Section 6.09. Capitalization................................................................30

ARTICLE VII  COVENANTS...........................................................................30
     Section 7.01. Interim Operations of the Company.............................................30
     Section 7.02. Access to Information; Assistance with Financing..............................32
     Section 7.03. Acquisition Proposals.........................................................33
     Section 7.04. Consents and Approvals........................................................33
     Section 7.05. Employment Matters............................................................33
     Section 7.06. Publicity.....................................................................34
     Section 7.07. Notification of Certain Matters...............................................34
     Section 7.08. Directors' and Officers' Indemnification......................................34
     Section 7.09. Stockholder Approval..........................................................35
     Section 7.10. Consent by Shareholder........................................................35
     Section 7.11. Further Assurances............................................................35
     Section 7.12. Noncompetition; Nonsolicitation...............................................35
     Section 7.13. Warrants......................................................................36
     Section 7.14. Information Statement.........................................................37
     Section 7.15. Preferred Stock of Purchaser..................................................37
     Section 7.16. Assistance with Financing.....................................................37

ARTICLE VIII  CONDITIONS.........................................................................38
     Section 8.01. Conditions to the Obligations of Each Party...................................38
     Section 8.02. Conditions to the Obligations of Purchaser....................................38
     Section 8.03. Conditions to the Obligations of the Company and the
                         Shareholder.............................................................41

ARTICLE IX  CLOSING; TERMINATION.................................................................41
     Section 9.01. Closing.......................................................................41
     Section 9.02. Termination...................................................................42
     Section 9.03. Effect of Termination.........................................................42

ARTICLE X  GENERAL PROVISIONS....................................................................42
     Section 10.01. Non-Survival.................................................................42
     Section 10.02. Costs and Expenses...........................................................43

     Section 10.03. Notices......................................................................43
     Section 10.04. Counterparts.................................................................44
     Section 10.05. Entire Agreement.............................................................44
     Section 10.06. Independent Investigation....................................................45
     Section 10.07. Governing Law................................................................45
     Section 10.08. Third Party Rights; Assignment...............................................45
     Section 10.09. Waivers and Amendments.......................................................45
     Section 10.10. Schedules....................................................................45

Exhibit A Term Sheet - Junior Subordinated Notes

Exhibit B Term Sheet - Stockholders' Agreement

Exhibit C Form of Legal Opinion - Company and Shareholder's Counsel

Exhibit D Form of Legal Opinion - Purchaser's Counsel

                         AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated October 30,
                                             ---------
1997, among Sealy Corporation, a Delaware corporation (the "Company"), Sandman
                                                            -------
Merger Corporation, a transitory Delaware merger corporation ("Purchaser"), and
                                                               ---------
Zell/Chilmark Fund, L.P., a Delaware limited partnership (the "Shareholder").
                                                               -----------

          WHEREAS, the Board of Directors of each of Purchaser and the Company have approved the acquisition of the Company by Purchaser;

          WHEREAS, Purchaser is a new corporation formed by Bain Capital, Inc. ("Bain"), its Affiliates and/or other investors (collectively, the "Investors");
  ----                                                              ---------

          WHEREAS, in furtherance of such acquisition, the Boards of Directors of each of Purchaser and the Company have approved a merger (the "Merger") of
                                                                  ------
Purchaser with and into the Company upon the terms and subject to the conditions set forth in this Agreement, with the Company surviving the Merger;

          WHEREAS, it is intended that the Merger be recorded as a recapitalization for financial reporting purposes; and

          WHEREAS, as a condition to its willingness to enter into this Agreement, Purchaser has required that the Shareholder agree, and the Shareholder is willing to agree, to the terms and conditions set forth in this Agreement;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties hereto contained herein, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and subject to the satisfaction or waiver of the conditions hereof, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          Section 1.01.  Certain Definitions.  Certain terms used in this
                         -------------------
Agreement and the Schedules are defined as follows:

          "Adjusted Equity Value" means US$418.7 million ($418,700,000).
           ---------------------

          "Affiliate" shall have the meaning set forth in Rule 12b-2 of the
           ---------
regulations promulgated pursuant to the Exchange Act.

          "Class A Common Stock" shall mean the Class A Common Stock, $0.01 par
           --------------------
value per share, of the Company.

          "Class B Common Stock" shall mean the Class B Common Stock, $0.01 par
           --------------------
value per share, of the Company.

          "Closing Date" shall mean the date on which the Closing occurs.
           ------------

          "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

          "Common Stock Purchase Price" means the difference of (a) the Adjusted
           ---------------------------
Equity Value minus (b) the Equity Adjustment Amount.
             -----

          "Common Stock Per Share Amount" means (a) the Common Stock Purchase
           -----------------------------
Price divided by (b) the number of shares of Company Common Stock which would be
      ----------
converted into the right to receive cash as of the Effective Time pursuant to
Section 3.01(a) hereof assuming there are no Dissenting Shares.

          "Company Common Stock" shall mean the Class A Common Stock and the
           --------------------
Class B Common Stock.

          "Company Expenses" means the sum of the following:  (a) all fees and
           ----------------
expenses (including, without limitation, all legal, accounting and investment banking fees and expenses) paid or payable by, or incurred by the Company or any of the Company Subsidiaries in connection with the auction of the Company, the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby except those fees and expenses paid, payable or incurred in connection with the tender for the Senior Sub Notes, (b) all fees and expenses (including, without limitation, all legal, accounting and investment banking fees and expenses) paid or payable by, or incurred by the Company or any of the Company Subsidiaries on behalf of the Shareholder in connection with the auction of the Company, the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (c) all one time bonus payments and change-in-control payments (excluding any severance payments) paid or payable by, or incurred by the Company or any of the Company Subsidiaries in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby including those identified on Schedule 1.01 along with all Taxes and expenses in connection with such payments, and (d) the cost of obtaining the opinion referred to in Section 8.03(e)(ii), if such opinion is required; provided that
                                                                 --------
Company Expenses shall not include any fees and expenses paid or payable by, or incurred by the Company or any of the Company Subsidiaries in connection with
Section 7.02(b) or any amount included in the Warrant and Option Charges. As contemplated by Section 10.02 hereof, the parties hereto shall agree to the amount, and timing of payment, of the Company Expenses prior to the Effective Date. The Company and Purchaser shall cooperate to obtain reasonable detail from the Company's service providers as to the nature of services performed.

          "Company Stock" shall mean all shares of the Company's capital stock
           -------------
authorized, issued or outstanding prior to the Effective Time, of whatever class or series, including , without limitation, all of the Class A Common Stock, Class B Common Stock and Preference Stock of the Company.

          "Company Subsidiary" shall mean any Subsidiary of the Company.
           ------------------

          "Effective Time" shall mean the time the Certificate of Merger is
           --------------
filed with the Secretary of State.

          "Environmental Law" shall mean any Law of any Governmental Entity as
           -----------------
in effect on or prior to the date hereof, including all common law, relating to pollution, protection of the environment, waste generation, handling, treatment, storage, disposal or transportation, and exposure to hazardous or toxic substances, and includes without limitation, the terms and conditions of any Environmental Permit, and judicial, administrative, or other regulatory decrees, judgments, orders, and decisions of any Governmental Entity. The term "Environmental Law" shall include, but not be limited to the following statutes
 -----------------
and the regulations promulgated thereunder:  the Clean Air Act, 42 U.S.C.
(S)7401 et seq., the Clean Water Act, 33 U.S.C. (S)1251 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. (S)6901 et seq., the Superfund
                                ----
Amendments and Reauthorization Act, 42 U.S.C. (S)11011 et seq., the Toxic Substances Control Act, 15 U.S.C. (S)2601 et seq., the Safe Drinking Water Act, 42 U.S.C. (S)300 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C. (S)9601 et seq., and the
                                  ------
Emergency Planning and Community Right-to-Know Act, 42 U.S.C. (S)11001 et seq.

          "Environmental Permit" shall mean any license, permit, registration,
           --------------------
consent, identification number, authorization or other approval required by any Environmental Law for the operation of the business of the Company or any Company Subsidiary.

          "Equity Adjustment Amount" means (a) the Company Expenses, plus (b)
           ------------------------                                  ----
the Warrant and Option Charges, minus (c) the aggregate exercise price received
                                -----
by the Company on all options and warrants of the Company actually exercised during the period from the date hereof through the Effective Time.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, and the rules and regulations promulgated thereunder.

          "GAAP" shall mean United States generally accepted accounting
           ----
principles.

          "Governmental Entity" shall mean any federal, state, local or foreign
           -------------------
court, administrative agency or commission or other governmental authority or instrumentality or subdivision thereof.

          "Hazardous Materials" shall mean any chemical, waste, pollutant, or
           -------------------
contaminant that is regulated under any Environmental Law and includes but is not limited to: (i) petroleum and petroleum substances, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) any substance designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. (S)1251 et seq. (33 U.S.C. (S)1321) or listed pursuant to (S)307 of the Federal Water Pollution Control Act (33 U.S.C. (S)1317), (v) any substance defined as a "hazardous substance" pursuant to Section 101 of CERCLA, and the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. (S)11001 et seq., and (vi) any substance defined as a "solid waste" or a "hazardous waste" pursuant to Section 1004 of RCRA.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act
           -------
of 1976, as amended.

          "IRS" shall mean the United States Internal Revenue Service, or any
           ---
successor agency thereto.

          "Judgment" shall mean any and all judgments, orders, writs,
           --------
directives, rulings, decisions, injunctions (temporary, preliminary or permanent), decrees or awards of any Governmental Entity.

          "Law" shall mean all laws (whether statutory or otherwise),
           ---
ordinances, rules, regulations and Judgments of all Governmental Entities.

          "Liabilities" shall mean any known liabilities or obligations of any
           -----------
nature, whether accrued, absolute, contingent or otherwise, whether due or to become due and whether or not required to be disclosed in the SEC Filings.

          "Lien" shall mean, with respect to any property or asset, any
           ----
mortgage, pledge, security interest, lien (statutory or other), charge, encumbrance or other similar restrictions or limitations of any kind or nature whatsoever on or with respect to such property or asset (but specifically excluding any such restrictions or limitations created pursuant to the Company's $275,000,000 Second Restated Secured Credit Agreement dated as of February 25,
1997).

          "Merger Warrants" shall mean those warrants to purchase Class B Common
           ---------------
Stock outstanding pursuant to that certain Warrant Agreement dated as of August 1, 1989 between The Ohio Mattress Holding Company and First Chicago Trust Company of New York.

          "Owned Shares" shall mean the 26,143,506 shares of Company Common
           ------------
Stock owned beneficially and of record by the Shareholder as of the date hereof (as such number may be reduced as a result of the conversion of shares into Preference Stock as contemplated by this Agreement).

          "Permits" shall mean all franchises, licenses, authorizations,
           -------
approvals, permits (excluding Environmental Permits), consents or other rights granted by any Governmental Entity and all certificates of convenience or necessity, immunities, privileges, licenses, concessions, consents, grants, ordinances and other rights, of every character whatsoever required for the conduct of business and the use of properties by the Company and the Company Subsidiaries as currently conducted or used.

          "Person" shall mean any individual, corporation, partnership, limited
           ------
liability company, joint venture, trust, unincorporated organization or other entity or Governmental Entity.

          "Preference Stock" shall mean the Preferred Stock, $.01 par value, of
           ----------------
the Company.

          "Proceeding" shall mean any action, claim, suit, or legal,
           ----------
administrative, arbitration or other alternative dispute resolution proceeding or investigation.

          "Requisite Approvals" shall mean all permits, approvals, filings and
           -------------------
consents required to be obtained or made, and all waiting periods required or contemplated to expire, prior to the consummation of the Merger under applicable Laws, including without limitation notifications, approvals and filings pursuant to the HSR Act and filings under "transaction-triggered" and "responsible property transfer" Environmental Laws.

          "Restructure Warrants" shall mean those Series A Warrants and Series B
           --------------------
Warrants outstanding pursuant to that certain Warrant Agreement dated as of November 6, 1991, between Sealy Corporation and Sealy, Inc.

          "Rollover Options" means the options to purchase Company Common Stock
           ----------------
to be rolled-over into stock options of the Surviving Corporation owned by the individuals identified on a list to be provided to Purchaser by the Company (which list must be reasonably acceptable to Purchaser) no later than thirty days before the Closing (which list shall identify the number of such options owned by each such Person).

          "SEC" shall mean the Securities and Exchange Commission.
           ---

          "Securities Act" shall mean the Securities Act of 1933, as amended,
           --------------
and the rules and regulations promulgated thereunder.

          "Senior Sub Notes" means the Company's 10- 1/4% Senior Subordinated
           ----------------
Notes due 2003.

          "Stockholder Approval" shall mean the affirmative vote of or the
           --------------------
written consent by the holders of the numbers of outstanding shares of capital stock of the Company or Purchaser, as the case may be, required under the DGCL and the applicable certificate of incorporation to approve this Agreement, the Merger and the transactions contemplated hereby.

          "Subsidiary" shall mean, in respect of any specified Person, any
           ----------
company or other entity of which 50% or more of the outstanding share capital or other equity interest is owned, directly or indirectly, by such specified Person.

          "Surviving Corporation Common Stock" shall mean the Common Stock and
           ----------------------------------
Class L Common Stock of the Surviving Corporation, as provided in Section
3.01(c).

          "Warrant and Option Charges" means the sum of (a) the aggregate amount
           --------------------------
paid or payable by, or incurred by the Company or any of the Company Subsidiaries in connection with the extinguishment of outstanding warrants and options of the Company, plus (b) the aggregate spread on the Merger Warrants
                        ----
that remain outstanding as of the Effective Time, which spread shall be valued as the difference between the cash which a holder of the Merger Warrants would have been entitled to receive in the Merger had such Merger Warrants been exercised immediately prior to the Effective Time minus the exercise price of
                                                  -----
such Merger Warrants, plus (c) the aggregate spread on the Rollover Options,
                      ----
which spread shall be valued based on the difference between the cash which a holder of the Rollover Option would have been entitled to receive in the Merger had such Rollover Option been exercised immediately prior to the Effective Time minus the exercise price of such Rollover Option, including, in each case,
-----
without limitation, all redemption payments, premiums, penalties, fees and expenses.

          Section 1.02.  Additional Definitions. The following terms shall
                         ----------------------
have the respective meanings specified in the indicated Sections of this
Agreement:

          Defined Term                             Section Defined in
          ------------                             -------------------
          Affiliated Group                              4.09
          Agreement                                     Preamble
          Bain                                          Recitals
          Certificate of Merger                         2.01
          Closing                                       9.01
          Commitment Letters                            6.06
          Company                                       Preamble
          Company Share Certificate                     3.02(b)(i)
          Company Stockholders                          4.04
          Contracts                                     4.14
          Covered Party                                 7.08
          Debt Financing                                6.06
          DGCL                                          2.02
          Dissenting Shares                             3.05(a)
          Employee Plan                                 4.15
          Equity Financing                              6.06
          First Tier Subsidiary                         7.16
          Indebtedness                                  8.02
          Information Statement                         7.14
          Intellectual Property                         4.17
          Investors                                     Recitals
          Leases                                        4.12
          Leased Premises                               4.12(a)
          Merger                                        Recitals
          Multiemployer Plan                            4.15(b)
          Owned Property                                4.12(a)
          Paying Agent                                  3.02(a)
          Purchaser                                     Preamble
          Real Property                                 4.12
          SEC Filings                                   4.07
          Secretary of State                            2.01
          Shareholder                                   Preamble
          Surviving Corporation                         2.01

          Tax                                           4.09
          Tax Returns                                   4.09
          Trademarks                                    4.17
          Warrant Losses                                7.13

                                  ARTICLE II

                                  THE MERGER

          Section 2.01.  The Merger.  At the Effective Time, subject to the
                         ----------
terms and conditions of this Agreement, Purchaser shall be merged with and into the Company in accordance with the laws of the State of Delaware, with the Company being the surviving corporation (following the Merger, the "Surviving
                                                                    ---------
Corporation").  The Merger shall be effective when a properly executed
-----------
Certificate of Merger, together with any other documents required by the laws of the State of Delaware to effectuate the Merger (collectively, the "Certificate
                                                                   -----------
of Merger"), shall be filed with the Secretary of State of the State of Delaware
---------
(the "Secretary of State"), which filing shall be made as soon as possible after
      ------------------
the Closing, as provided for in Section 9.01 hereof.

          Section 2.02.  Effect of Merger.  By virtue of the Merger, as of the
                         ----------------
Effective Time, all rights, privileges, immunities, powers and purposes of the Company and Purchaser, and all the property, real and personal, including, without limitation, causes of action, and every other asset of the Company and Purchaser, shall vest in the Surviving Corporation, without any further act or deed, and the separate existence of Purchaser shall cease and the corporate existence of the Company as the Surviving Corporation and a corporation organized under the General Corporation Law of the State of Delaware (the "DGCL") shall continue unaffected and unimpaired by the Merger. The Surviving
 ----
Corporation shall assume and be liable for all the liabilities, obligations and penalties of the Company and Purchaser; no liability or obligation due or to become due, and no claim or demand for any cause of action existing against either the Company or Purchaser, or any stockholder, officer or director thereof, shall be released or impaired by the Merger; and no Proceeding, whether civil or criminal, then pending by or against either the Company or Purchaser or any stockholder, officer or director thereof, shall abate or be discontinued as a result of or by the Merger, but may be enforced, prosecuted, settled or compromised as if the Merger had not occurred, or the Surviving Corporation may be substituted in such Proceeding in place of either the Company or Purchaser.

          Section 2.03.  Additional Actions.  If, at any time after the
                         ------------------
Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under, any of the rights, properties or assets of the Company or Purchaser acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or (ii) otherwise carry out the purposes of this Agreement, the Company and its officers and directors and Purchaser and its officers and directors shall be deemed to have granted the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, bills of sale, assignments and assurances and to take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all rights, title, properties or assets in the Surviving Corporation or to otherwise carry out the purposes of this Agreement; and the officers and directors of the Surviving Corporation are fully authorized in the name of the Company and of Purchaser or otherwise to take any and all such actions.

          Section 2.04.  Certificate of Incorporation, By-laws, Directors and
                         ----------------------------------------------------
Officers of the Surviving Corporation.  (a)  From and after the Effective Time,
-------------------------------------
the Certificate of Incorporation of Purchaser in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until altered, amended or repealed in accordance with applicable Law and this Agreement, except that, as of the Effective Time, Article I of such Certificate of Incorporation shall be amended to read as follows: "The name of the Corporation is Sealy Corporation."

          (b) From and after the Effective Time, the By-laws of Purchaser in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until altered, amended or repealed in accordance with applicable Law and this Agreement.

          (c) From and after the Effective Time, the directors of Purchaser immediately prior to the Effective Time shall be the directors of the Surviving Corporation to serve until such time as their successors have been elected and qualified in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, applicable Law and this Agreement.

          (d) From and after the Effective Time, the officers of the Company shall be the officers of the Surviving Corporation to serve until such time as their successors have been elected and qualified in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, applicable Law and this Agreement.


                                  ARTICLE III

                          CONVERSION OF COMPANY STOCK

          Section 3.01.  Conversion of Shares.  (a)  Each share of Company
                         --------------------
Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock to be canceled pursuant to Section 3.01(d) hereof and Dissenting Shares (as defined below)) shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into (as provided in and subject to the limitations set forth in this Article III) the right to receive cash in an amount equal to the Common Stock Per Share Amount payable to the holder thereof, without interest thereon, upon the surrender of the certificate previously representing such share of Company Common Stock.

          (b) The aggregate Preference Stock issued and outstanding immediately prior to the Effective Time (other than shares of Preference Stock to be canceled pursuant to Section 3.01(d) hereof) shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into (as provided in and subject to the limitations set forth in this Article III) the right to receive (i) that number of fully paid and nonassessable shares of

Surviving Corporation Common Stock such that immediately following the Effective Time such holder will own ten percent (10%) of each class of the issued and outstanding Surviving Corporation Common Stock which is intended to represent a number of shares of the Surviving Corporation Common Stock valued at $15 million based on the purchase price of the Surviving Corporation Common Stock to be purchased by the Investors at the Closing (such percentage shall be adequately increased as a result of Rollover Options to the extent necessary to preserve such valuation) and (ii) $25 million principal amount of junior subordinated notes of the Surviving Corporation in form and substance reasonably satisfactory to the Shareholder, containing the terms set forth in the term sheet in Exhibit A hereto, upon the surrender of the certificate previously representing such shares of Preference Stock.

          (c) Each share of the Common Stock, $0.01 par value per share, of Purchaser, issued and outstanding immediately prior to the Effective Time, shall, at the Effective Time, by virtue of the Merger and without any action on the part of the Investors or any other Person, be converted into one fully paid and nonassessable share of Common Stock, $0.01 par value per share, of the Surviving Corporation. Each share of Class L Common Stock, $0.01 par value per share, of Purchaser, issued and outstanding immediately prior to the Effective Time, shall, at the Effective Time, by virtue of the Merger and without any action on the part of the Investors or any other Person, be converted into one fully paid and nonassessable share of Class L Common Stock, $0.01 par value per share, of the Surviving Corporation.

          (d) All shares of Company Common Stock and Preference Stock that are owned by the Company as treasury stock shall, at the Effective Time, be canceled and retired and shall cease to exist without any consideration payable therefor.

          (e) All shares of Company Common Stock deemed "restricted" under any of the Company's incentive plans shall be deemed issued and outstanding for purposes of this Agreement, and the holders of such shares immediately prior to the Effective Time (as set forth in the Company's stock register) shall be entitled to the consideration set forth in Section 3.01(a) hereof in respect of such shares.

          (f) At and after the Effective Time, holders of certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock shall cease to have any rights as stockholders of the Company, except the right to receive the cash into which their shares of Company Common Stock have been converted by the Merger as provided in Section 3.01(a).

          (g) Notwithstanding any provision to the contrary, the parties agree to amend this Agreement prior to Closing to permit shares of Company Common Stock owned by certain employees of the Company (whether or not such shares are deemed "restricted" under any of the Company's incentive plans) to be rolled over into shares of Surviving Corporation Common Stock with corresponding adjustments to be made to this Section 3.01 and the related definitions.

          Section 3.02.  Surrender of Company Share Certificates; Payment of
                         ---------------------------------------------------
Cash Consideration.
------------------

          (a) Prior to the Effective Time, the Company shall select a bank or other financial institution acceptable to Purchaser to serve as the paying agent (the "Paying Agent").
      ------------

          (b)  At the Closing, Purchaser shall deliver:

               (i) to each Person identified on a list to be provided to Purchaser by the Company no later than five days before the Closing who shall have surrendered to the Company and Purchaser at the Closing one or more certificates which, immediately prior to the Effective Time, represented shares of Company Common Stock (such certificates, "Company
                                                                     -------
     Share Certificates"), the amount of cash into which the shares of Company
     ------------------
     Common Stock represented by the Company Share Certificate so surrendered have been converted pursuant to the provisions of this Article III;

               (ii) to the Shareholder who shall have surrendered to Purchaser at the Closing the certificate which, immediately prior to the Effective Time, represented all of the shares of outstanding Preference Stock, the securities of the Surviving Corporation into which the shares of Preference Stock represented by such certificate have been converted pursuant to the provisions of this Article III; and

               (iii) to the Paying Agent, for the benefit of holders of Company Common Stock not so listed, funds in the aggregate amount into which such shares of Company Common Stock shall have been converted pursuant to the provisions of this Article III.

          (c) As soon as practicable after the Effective Time, the Surviving Corporation shall mail to each holder of record (other than the Investors) of Company Common Stock not surrendered pursuant to subsection (b) above (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Common Stock shall pass, only upon delivery of the Company Share Certificates to the address specified therein) and
(ii) instructions for use in effecting the surrender of Company Share Certificates for payment therefor. Upon surrender of a Company Share Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, the holder of such Company Share Certificate shall be entitled to receive in payment therefor from the Paying Agent the amount of cash into which the shares of Company Common Stock theretofore represented by the Company Share Certificate so surrendered shall have been converted pursuant to the provisions of this Article III, and the Company Share Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon the surrender of the Company Share Certificate.

          (d) In the event that any Company Share Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Share Certificate to be lost, stolen or destroyed, the Surviving Corporation will pay in exchange for such lost, stolen or destroyed Company Share Certificate, the cash payable in respect thereof as determined in accordance with this Article III, except that when authorizing such payment, the Board of Directors of the Surviving Corporation may, in its discretion and as a condition to such payment, require the owner of such Company Share Certificate to give the Surviving Corporation a bond in such amount as it may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to such Company Share Certificate.

          (e) One year after the Closing Date, all unclaimed cash held by the Paying Agent shall be returned by it to the Surviving Corporation, and thereafter any Company Share Certificates that must be surrendered shall be surrendered to, and payment therefor delivered by, the Surviving Corporation. With respect to any Company Share Certificates which shall not have been surrendered prior to five years after the Closing Date, the unclaimed cash payable in exchange for such Company Share Certificates shall, to the extent permitted by applicable escheat or other Laws, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

          Section 3.03.  Stock Transfer Books.  At the Effective Time, the
                         --------------------
stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. If, after the Effective Time, certificates previously representing shares of Company Common Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for cash pursuant to the provisions of this Article III.

          Section 3.04.  Shares of Dissenting Stockholders.  (a)
                         ---------------------------------
Notwithstanding anything in this Agreement to the contrary, any shares of Company Common Stock that are issued and outstanding as of the Effective Time and that are held by a holder who has properly exercised his or her appraisal rights (the "Dissenting Shares") under the DGCL shall not be converted into the
             -----------------
right to receive the consideration provided for in this Article III, unless and until such holder shall have failed to perfect, or shall have effectively withdrawn or lost, his or her right to dissent from the Merger under the DGCL and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of the DGCL. If any such holder shall have so failed to perfect or have effectively withdrawn or lost such right, each share of such holder's Company Common Stock shall thereupon be deemed to have been converted into and to have become, as of the Effective Time, the right to receive, without any interest thereon, the consideration provided for in this Article III.

          (b) The Company shall give Purchaser (i) prompt notice of any notice or demands for appraisal or payment for shares of Company Common Stock received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands or notices. The Company shall not, without the prior written consent of Purchaser, make any payment with respect to, or settle, offer to settle or otherwise negotiate, with respect to any such demands.

          (c) Dissenting Shares, if any, after payments of fair value in respect thereto have been made to the holders thereof pursuant to the DGCL, shall be canceled.

                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to Purchaser as follows:

          Section 4.01.  Organization.  Each of the Company and each Company
                         ------------
Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. Each of the Company and each Company Subsidiary is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction where such qualification or licensing is necessary, except where the failure to so qualify or be licensed would not have a material adverse effect on the financial condition of the Company and the Company Subsidiaries, taken as a whole.

          Section 4.02.  Subsidiaries.  Schedule 4.02 sets forth a list as of
                         ------------   -------------
the date hereof of all corporations and other legal entities of which the Company owns, directly or indirectly, any shares of capital stock or other equity ownership interests. Except as set forth in Schedule 4.02, all
                                                    -------------
outstanding shares of stock of each Company Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and are owned, directly or indirectly, by the Company free and clear of any Liens, and there are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character, obligating any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional shares of such Company Subsidiary or any securities or obligations convertible or exchangeable for such shares or to grant, extend or enter into any such option, warrants, convertible security, call, right, commitment, preemptive right or agreement.

          Section 4.03.  Capitalization.  The authorized capital stock of the
                         --------------
Company consists of (a) 49,500,000 shares of Class A Common Stock, of which 29,925,287 shares were issued and outstanding as of October 13, 1997, (b) 500,000 shares of Class B Common Stock, of which 11,282 were issued and outstanding as of October 13, 1997, and (c) 10,000,000 shares of Preference Stock, of which no shares are issued and outstanding on the date of this Agreement. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in Schedule 4.03 and as provided in this Agreement, there are no
             -------------
authorized or outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character, to which the Company is a party or by which the Company is bound, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional shares of capital stock of the Company or any securities or obligations convertible into or exchangeable for such shares or to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right or agreement. With respect to each type of option or warrant listed on Schedule
                                                                        --------
4.03, Schedule 4.03 further lists, as of the date of this Agreement, the
----  -------------
exercise price and the aggregate number of shares of Company Common Stock issuable upon exercise of such type of option or warrant (after giving effect to all applicable anti-dilution provisions). Except as set forth on Schedule 4.03 and
                                                             -------------
as provided in this Agreement, to the Company's knowledge, there are no shareholders agreements or similar agreements regarding the ownership of equity securities of the Company among any of the holders of any equity securities of the Company.

          Section 4.04.  Authorization.  The Company has all requisite
                         -------------
corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The affirmative vote of or written consent by the holders of a majority of the votes entitled to be cast by holders of the Company Stock is the only vote of any holders of Company Stock ("Company Stockholders")
                                                         --------------------
under the DGCL that is necessary for Stockholder Approval of the Merger, this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of the Company and the requisite Company Stockholders and no other corporate proceedings on the part of the Company are necessary to authorize the Merger, this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by Purchaser), constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to creditors' rights generally and (ii) general principles of equity (whether applied in a proceeding at law or in equity).

          Section 4.05.  No Violation.  The execution and delivery of this
                         ------------
Agreement by the Company does not, and the consummation by the Company of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation of or default or loss of any benefit under, any provision of the Company's or any Company Subsidiary's Certificate of Incorporation or By-laws; (ii) except as otherwise set forth in Schedule 4.05
                                                                -------------
hereto and subject to the matters described in Section 4.06 hereof, conflict with or result in any violation of or default or loss of any benefit under, any Law or Judgment of any Governmental Entity to which the Company or any Company Subsidiary is a party or to which any of its property is subject; or (iii) except as otherwise set forth in Schedule 4.05, conflict with, or result in a
                                 -------------
breach or violation of or default or loss of any benefit under, or accelerate the performance required by, the terms of any agreement, contract, indenture or other instrument to which the Company or any Company Subsidiary is a party or to which any of its property is subject, or constitute a default or loss of any right thereunder or any event which, with the lapse of time or notice or both, might result in a default or loss of any right thereunder or the creation of any Lien upon any of the assets or properties of the Company or any Company Subsidiary, except with respect to clauses (ii) and (iii) hereof, where the breach, violation, default, loss of benefit, acceleration or loss of right would not have a material adverse effect on the financial condition of the Company and the Company Subsidiaries, taken as a whole, or on the ability of the parties to consummate the transactions contemplated by this Agreement.

          Section 4.06.  Approvals.  The execution and delivery of this
                         ---------
Agreement and the consummation of the transactions contemplated by this Agreement by the Company will not require the consent, approval, order or authorization of any Governmental Entity or any other Person under any agreement, indenture or other instrument to which the Company or any

Company Subsidiary is a party or to which any of its properties is subject, other than the items disclosed in Schedule 4.06, and no declaration, filing or
                                  -------------
registration with any Governmental Entity is required by the Company or any Company Subsidiary in connection with the execution and delivery of this Agreement and the consummation of transactions contemplated by this Agreement, except for (i) the filing of the Certificate of Merger as required by the DGCL and the filing of appropriate documents with the relevant authorities of other states in which the Company or any Company Subsidiary is qualified to do business, (ii) the filing pursuant to the HSR Act, as amended, and the expiration or termination of the applicable waiting period under such Act, (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act or any other applicable securities laws, (iv) those that may be required solely by reason of Purchaser's participation in the transactions contemplated by this Agreement, (v) those the failure of which to obtain would not have a material adverse effect on the financial condition of the Company and the Company Subsidiaries, taken as a whole, or on the ability of the parties to consummate the transactions contemplated by this Agreement, and (vi) filings and notices not required to be made or given until after the Effective Time.

          Section 4.07.  Periodic SEC Filings; Financial Statements.  (a)
                         ------------------------------------------
Since December 1, 1994, the Company has timely filed all forms, reports and documents with the SEC that were required to be filed by the Company under the Securities Act and the Exchange Act. As of their respective filing dates, all of such forms, reports and documents (the "SEC Filings") complied in all
                                           -----------
material respects with all applicable requirements of the Exchange Act and, where applicable, the Securities Act. As of their respective filing dates, none of the SEC Filings, including without limitation any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superseded by a later filed SEC Filing.

          (b) The audited consolidated financial statements and unaudited interim consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K for the fiscal year ended December 1, 1996 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 2, 1997, June 1, 1997 and August 31, 1997 have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the Exchange Act), applied on a consistent basis during the periods involved (except as may be set forth in the notes thereto), and fairly present in all material respects the consolidated financial position of the Company and the consolidated Company Subsidiaries as at the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim condensed consolidated financial statements, to normal year-end adjustments and any other adjustments described therein, none of which would have a material effect on such interim financial information.

          (c)  Except as set forth on Schedule 4.07(c), neither the Company nor
                                   -------------------
any Company Subsidiary has any Liabilities, other than Liabilities (i) that have been specifically disclosed or provided for in the most recent audited consolidated balance sheet of the Company filed with the SEC, (ii) that have been specifically disclosed or provided for in the most recent consolidated balance sheet of the Company filed with the SEC, (iii) that have been incurred in the ordinary course of business consistent with past practice since the date of the most recent audited consolidated balance sheet of the Company filed with the SEC, (iv) that are not required by GAAP to have been included in the Company's consolidated balance sheet and would not in the aggregate have a material adverse effect on the financial condition of the Company and its Subsidiaries, taken as a whole, or (v) liabilities which in the aggregate are not in excess of $1,000,000.

          (d)  Schedule 4.07(d) sets forth all obligations of the Company and
               ----------------
the Company Subsidiaries as of the date of this Agreement for borrowed money.

          (e)  Attached hereto as Schedule 4.07(e) is a true and complete copy
                                  ----------------
of the latest projections of the consolidated income and cash flows of the Company for the fiscal years ending November 1997, November 1998, November 1999, November 2000 and November 2001. Such projections are based on assumptions which on the whole the Company reasonably believed at the time such projections were prepared to be fair and reasonable in light of the historical financial performance of the Company and the Company Subsidiaries and of current and reasonably foreseeable business conditions.

          Section 4.08.  Absence of Certain Transactions.  Except as set forth
                         -------------------------------
in the SEC filings and on Schedule 4.08, and except for actions taken by the
                          -------------
Company in preparation for the transactions contemplated by this Agreement (which actions have been previously disclosed to Purchaser), and except for the execution of this Agreement or as otherwise specifically contemplated or permitted by this Agreement, since December 1, 1996 through the date of this
Agreement:

               (a)  Ordinary Course.  The Company and each Company Subsidiary
                    ---------------
     has carried on its business in the usual and ordinary course consistent with past practice.

               (b)  Dividends; Securities.  Neither the Company nor any Company
                    ---------------------
     Subsidiary has (i) declared or paid any dividend or made any other distribution with respect to Company Stock or the capital stock of any Company Subsidiary, (ii) redeemed, purchased, canceled or otherwise acquired, directly or indirectly, any outstanding shares of Company Stock or any shares of capital stock of any Company Subsidiary, (iii) issued additional stock (other than upon the exercise or conversion of outstanding options, warrants or convertible securities), warrants, options or any other similar rights to acquire Company Stock or any shares of capital stock of any Company Subsidiary, or (iv) split, combined or reclassified any shares of Company Stock or any shares of capital stock of any Company Subsidiary or issued or authorized the issuance of any other securities in respect of, in lieu of or in substitution for shares of, shares of Company Stock or any shares of capital stock of any Company Subsidiary.

               (c)  Certain Transactions.  Neither the Company nor any Company
                    --------------------
     Subsidiary has merged or consolidated, reorganized, restructured, recapitalized, liquidated or filed a voluntary petition in bankruptcy.

               (d)  Indebtedness.  Neither the Company nor any Company
                    ------------
     Subsidiary has incurred any obligation for borrowed money, incurred any account payable, or entered into or modified any material contract, agreement, commitment or arrangement with respect to the foregoing, except in the ordinary course of business consistent with past practice.

               (e)  Employee Compensation.  Neither the Company nor any Company
                    ---------------------
     Subsidiary has granted any increase in compensation to any salaried employees or paid any bonus, except for increases in salary or wages in the ordinary course of business consistent with past practice.

               (f)  Prohibited Dispositions.  Other than provision of services
                    -----------------------
     or sales in the ordinary course of business and consistent with past practices, neither the Company nor any Company Subsidiary has (i) sold, leased, licensed, transferred or otherwise disposed of any of its assets or property having a book or market value, individually, in excess of $250,000, or in the aggregate, in excess of $1,000,000, or (ii) entered into, or consented to the entering into of, any agreement granting a preferential right to sell, lease or otherwise dispose of any of such assets.

               (g)  Lines of Business and Capital Expenditures.  Neither the
                    ------------------------------------------
     Company nor any Company Subsidiary has (i) entered into any new line of business, (ii) changed its investment, liability management or other material policies in any material respect, (iii) incurred or committed to incur any capital expenditures, obligations or liabilities in connection therewith other than capital expenditures, obligations or liabilities that do not exceed, individually, $500,000 or, in the aggregate, $1,000,000,
     (iv) acquired or agreed to acquire by merging or consolidating with, or acquired or agreed to acquire by purchasing a substantial portion of the assets of, or in any other manner, any business or Person, or (v) otherwise acquired or agreed to acquire any other assets or made any lease commitments for a total individual consideration in excess of $500,000 or in the aggregate in excess of $1,000,000.

               (h)  Accounting Methods.  Neither the Company nor any Company
                    ------------------
     Subsidiary has changed its methods of accounting or keeping its books of account or accounting practice in effect at December 1, 1996, except as required by GAAP as concurred in by the Company's independent auditors.

               (i)  Miscellaneous.  Except as set forth on Schedule 4.08(i),
                    -------------                          ----------------
     neither the Company nor any Company Subsidiary has (i) made any cancellation or waiver of (A) any right material to the operation of the business of the Company or any Company Subsidiary or (B) any debts or claims against any Affiliate of the Company (other than any Company Subsidiary), (ii) made any disposition of, or failed to keep in effect any material rights in, to or for the use of any material patent, trademark, service mark, trade name, copyright or trade secret of the Company or any Company Subsidiary, or (iii) entered into any agreement, arrangement or transaction with any Affiliate of the Company (other than any Company Subsidiary).

          Section 4.09.  Taxes.
                         -----

          (a) Each of the Company and the Company Subsidiaries has timely filed all Tax Returns it was required to file by applicable Law. All such Tax Returns were prepared in compliance with applicable Law, and all such Tax Returns are correct and complete in all material respects, except to the extent modified, superseded or amended by subsequently filed amended Tax Returns. All Taxes owed by any of the Company or the Company Subsidiaries (whether or not shown on a Tax Return) have been paid or reserved on the books of the Company or the relevant Company Subsidiary. Each of the Company and the Company Subsidiaries has withheld or paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. The unpaid Taxes of the Company and the Company Subsidiaries did not, as of August 31, 1997, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet for the quarter ended on that date as referenced in Section 4.07 (rather than in any notes thereto), and do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and the Company Subsidiaries in filing their Tax Returns.

          (b)  Except as disclosed on Schedule 4.09 hereto:
                                      -------------

                    (i) none of the Company and the Company Subsidiaries is currently the beneficiary of an extension of time within which to file any Tax Return;

                    (ii) none of the Company and the Company Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency;

                    (iii) there is no dispute or claim concerning any Tax liability of the Company and the Company Subsidiaries either (x) claimed or raised by any authority in writing or (y) as to which any of the directors and officers (and employees responsible for Tax matters) of the Company and the Company Subsidiaries has knowledge based upon personal contact with any agent of such authority;

                    (iv) each of the Company and the Company Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code (S)6662;

                    (v) from December 1, 1994 through the date of this Agreement, no claim that has not been resolved has been made by a taxing authority in a jurisdiction where any of the Company and the Company Subsidiaries does not file Tax Returns that the Company or any Company Subsidiary is or may be subject to taxation in such jurisdiction;

                    (vi) none of the Company and the Company Subsidiaries has filed a consent concerning collapsible corporations under Code (S)341(f) (or any corresponding provision of state, local or foreign income Tax law);

                    (vii) there are no liens on any assets of the Company and the Company Subsidiaries that arose in connection with any failure (or alleged failure) to pay any material Tax:

                    (viii) none of the Company and the Company Subsidiaries will be required as a result of (A) a change in method of accounting for a taxable period ending on or prior to the Closing Date, to include any adjustment in taxable income for any taxable period (or portion thereof) ending after the Closing Date, (B) any "closing agreement", as described in
     Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law), to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, or (C) any deferred intercompany gain described in Treasury Regulation Section 1.1502-13 or any excess loss account described in Treasury Regulation Sections 1.1502-19 (or any corresponding or similar provision or administrative rule of federal, state, local or foreign income tax law), to include any item of income in taxable income for any taxable period (or portion thereof) ending after the Closing Date;

                    (ix) since December 31, 1986, none of the Company and the Company Subsidiaries has been a member of an Affiliated Group other than one of which the Company was the common parent, or filed or been included in a combined, consolidated or unitary income Tax Return other than one filed by the Company;

                    (x) none of the Company and the Company Subsidiaries is a party to or bound by any Tax allocation or Tax sharing agreement or has a current or potential contractual obligation to indemnify any other person with respect to Taxes;

                    (xi) none of the Company and the Company Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code (S) 280G (or any corresponding provision of state, local or foreign income Tax law); and

                    (xii) none of the Company and the Company Subsidiaries owns any interest in real property in the State of New York or in any other jurisdiction in which a Tax (other than a net income or franchise tax) is imposed on the gain on a transfer of an interest in real property.

               (c) The Company has made available to Purchaser true and correct copies of all federal, state, local and foreign income Tax Returns filed with respect to any of the Company and the Company Subsidiaries for taxable periods ending on or after December 31, 1991. Schedule 4.09 lists those Tax Returns that
                                      -------------
are currently being audited. The Company has made available to Purchaser correct and complete copies of all examination reports, and statements of deficiencies assessed against or agreed to by any of the Company and the Company Subsidiaries since December 31, 1991.

          (d) A certification issued by the Company pursuant to Treasury Regulation Section 1897-2 to the effect that the Company is not a "United States real property holding corporation" as defined in Code (S)897 shall be delivered to Purchaser prior to the Closing.

          (e) As used in this Agreement, the following terms shall have the following respective meanings.

                    (i) "Affiliated Group" means an affiliated group as defined in Code (S)1504 (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law) of which the Company is or has been a member.

                    (ii) "Tax" means any (A) federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, whether disputed or not, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; (B) liability of any of the Company and the Company Subsidiaries for the payment of any amounts of the type described in clause (A) arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto); and (C) liability of any of the Company and the Company Subsidiaries for the payment of any amounts of the type described in clause (A) as a transferee or successor by contract (including as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other person), or otherwise; and

                    (iii) "Tax Returns" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

          Section 4.10.  Litigation.   Except as set forth on Schedule 4.10,
                         ----------                           -------------
there is no Proceeding pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary by or before any Governmental Entity or by any Person, which, if adversely determined, would reasonably be expected to (i) result in a judgment against the Company or one of the Company Subsidiaries in an amount in excess of $250,000, (ii) materially interfere with the conduct of the business of the Company or the Company Subsidiaries or (iii) have a material adverse effect on the financial condition of the Company and the Company Subsidiaries, taken as a whole. Except as set forth on Schedule 4.10,
                                                                -------------
neither the Company nor any Company Subsidiary is a party to or, to the knowledge of the Company, bound by any Judgment. Schedule 4.10 lists all single
                                                  -------------
instances of any Proceeding or series of related Proceedings against the Company or any Company Subsidiary or any predecessor (whether arising out of similar facts or circumstances, a consistent or pervasive course of conduct or practice or otherwise) which have been settled (x) in the last five years for settlements which have, or have had, a material adverse effect on the Company and the Company Subsidiaries, taken as a whole, (y) since January 1, 1995, for amounts paid by the Company and the Company Subsidiaries in excess of $500,000, or (z) to the knowledge of the Company, since January 1, 1995, for amounts paid by the Company and the Company Subsidiaries in excess of $100,000.

          Section 4.11.  Environmental Matters.
                         ---------------------

          (a)  Except as set forth on Schedule 4.11(a):  (i) to the Company's
                                      ----------------
knowledge, the Company and the Company Subsidiaries have been, and are, in material compliance with all applicable Environmental Laws; (ii) to the Company's knowledge, the Company and each Company Subsidiary has obtained all material Environmental Permits necessary for the operation of the business of the Company and the Company Subsidiaries; and (iii) there are no outstanding notices or claims against the Company or any Company Subsidiary for damages, penalties or other obligations or liabilities relating to the presence, generation, transportation, treatment, storage or disposal of Hazardous Materials in, at, under or from any property owned, leased or operated by the Company or any Company Subsidiary.

          (b)  Except as set forth on Schedule 4.11(b), to the Company's
                                      ----------------
knowledge, there are no underground storage tanks on any property currently owned or leased by the Company or any Company Subsidiary, or any property formerly owned or leased by the Company or any Company Subsidiary for which either the Company or any Company Subsidiary has responsibility or liability.

          (c) Except as specified on the various reports and other documents set forth on Schedule 4.11(c), to the Company's knowledge, there is no asbestos
             ----------------
or asbestos-containing material at, on, or in any real property or improvement currently owned or leased by the Company or any Company Subsidiary, or any property formerly owned or leased by the Company or any Company Subsidiary for which either the Company or any Company Subsidiary has responsibility or liability.

          (d)  Except as set forth on Schedule 4.11(a), to the Company's
                                      ----------------
knowledge, neither the Company nor any Company Subsidiary has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any Hazardous Materials or owned or operated any property or facility (and no such property or facility is contaminated by any Hazardous Materials) in a manner that has given or will give rise to material liabilities to the Company or any Company Subsidiary, including any material liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to CERCLA, RCRA or any other Environmental Law.

          (e)  Except as set forth on Schedule 4.11(a), to the Company's
                                      ----------------
knowledge, neither the Company nor any Company Subsidiary has, either expressly or by operation of law, assumed, undertaken or otherwise become subject to any liability of any other Person relating to Environmental Law, including without limitation any obligation for corrective or remedial action.

          Section 4.12.  Real Property.
                         -------------

          (a)  Schedule 4.12 identifies by street address all real estate
               -------------
leased, subleased or otherwise occupied pursuant to an agreement (the "Leases")
                                                                       ------
by the Company or any Company Subsidiary (the "Leased Premises") or owned by the
                                               ---------------
Company or any Company Subsidiary ("Owned Property", and, collectively with the
                                    --------------
Leased Premises, the "Real Property").  The Leased Premises are leased to the
                      -------------
Company or such Company Subsidiary pursuant to written leases, copies of which have been made available to Purchaser. With respect to each Lease: (i) the Company or the applicable Company Subsidiary has a good and valid leasehold interest in and to all of the Leased Premises, and, to the Company's knowledge, such leasehold interest is subject to no Liens other than those listed on
Schedule 4.12; (ii) each Lease is in full force and effect and is enforceable in
-------------
accordance with its terms and none of the Company or any Company Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in such Lease; (iii) there exists no default or condition which, with the giving of notice, the passage of time or both, could become a default under any Lease; and (iv) no consent, waiver, approval or authorization is required from the landlord under any Lease as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth on Schedule 4.12, there are no outstanding options or rights of first
         -------------
refusal to purchase the Owned Property or any portion thereof or interest therein. The Company or a Company Subsidiary has good and marketable title in and to the Owned Property, free and clear of all Liens, except (i) for general real estate taxes and special assessments not yet delinquent, easements, rights of parties in possession, covenants, conditions and restrictions and other matters of record which do not materially impair the occupancy or use of the Real Property for the purposes for which it is currently used in connection with the Company's business, utility easements, building restrictions, zoning restrictions and other easements and restrictions, whether or not recorded, existing generally with respect to properties of a similar character and which are not violated in any material respect by the current use and operation of the Real Property and (ii) as otherwise set forth on Schedule 4.12.
                                                 -------------

          (b) The Real Property constitutes all of the real properly owned, leased, occupied or otherwise utilized in connection with the business of the Company and the Company Subsidiaries. Other than the Company and the Company Subsidiaries, there are no parties in possession or parties having any current or future right to occupy any of the Real Property, except tenants under any leases disclosed on Schedule 4.12 who are in possession of space to which they
                    -------------
are entitled. The Real Property is in good condition and repair (subject to normal wear and tear) and is sufficient and appropriate for the conduct of the Company's and the Company Subsidiaries' business. To the Company's knowledge
(i) all permits, licenses and other approvals necessary to the current occupancy and use of the Real Property (excluding Environmental Permits as described in Section 4.11) have been obtained, are in full force and effect and have not been violated in any material respect and (ii) there exists no violation of any material covenant, condition, restriction, easement, agreement or order affecting any portion of the Real Property. All improvements located on the Real Property have direct access to a public road adjoining such Real Property. All facilities located on the Real Property are supplied with adequate utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer and storm sewer. There is no pending or, to the knowledge of the Company, threatened condemnation proceeding, or material lawsuit or administrative action affecting any portion of the Real Property to which the Company or any of the Company Subsidiaries is a named party.

          Section 4.13.  Personal Property.
                         -----------------

          (a) The Company or a Company Subsidiary has good and merchantable title to all personalty of any kind or nature which the Company or a Company Subsidiary purports to own, free and clear of all Liens, except for (i) Liens identified on Schedule 4.13, (ii) Liens for non-delinquent ad valorem taxes and
              -------------
non-delinquent statutory liens arising other than by reason of default, (iii) statutory Liens of landlords, Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due,
(iv) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security, (v) purchase money Liens, and (vi) minor irregularities of title which do not materially detract from the value or use of said personalty. The Company or a Company Subsidiary as lessee has the right under valid and subsisting leases to use, possess and control all personalty leased by and material to the Company or such Company Subsidiary as now used, possessed and controlled by the Company or such Company Subsidiary.

          (b) All machinery, equipment and other tangible assets currently being used by the Company or any Company Subsidiary which are owned or leased by the Company or any Company Subsidiary are in good operating condition, maintenance and repair, ordinary wear and tear excepted, are usable in the ordinary course of business and are reasonably adequate and suitable for the uses to which they are being put, except where any other condition of any machinery, equipment or other tangible asset would not have a material adverse effect on the financial condition of the Company and the Company Subsidiaries, taken as a whole.

          Section 4.14.  Contracts.   Schedule 4.14 is a complete list of all
                         ---------    -------------
written agreements of the Company or any Company Subsidiary (other than contracts for the sale in the ordinary course of business of products manufactured by the Company or any Company Subsidiary) that are currently in effect (except for those set forth in clause (x) below) and that are (i) leases, sales contracts and other agreements with respect to any property, real or personal, of the Company and the Company Subsidiaries which provide for the receipt or expenditure by the Company or any Company Subsidiary after the date of this Agreement, of more than $100,000; (ii) contracts or commitments for capital expenditures or acquisitions in excess of $100,000 for one project or set of related projects; (iii) guarantees of third party obligations; (iv) agreements (including non competition agreements) which restrict the kinds of businesses in which the Company or any of the Company Subsidiaries may engage or the geographical area in which any of them may conduct their business; (v) indentures, mortgages, loan agreements or other agreements relating to the borrowing of money, the granting of Liens or lines of credit; (vi) collective bargaining agreements; (vii) material licenses, agreements, assignments or contracts (whether as licensor or licensee, assignor or assignee) relating to any patent and trademark rights; (viii) brokerage or finder's agreements; (ix) joint venture agreements, partnership agreements or similar agreements; (x) stock purchase agreements, asset purchase agreements or other acquisition or divestiture agreements executed within the last five years; (xi) employment, consulting or management agreements; (xii) agreements or other arrangements with any director, officer, employee or shareholder of the Company or any Company Subsidiary or any Affiliate of any of the foregoing (other than customary at will employment arrangements); or (xiii) any agreement or contract which is not of the foregoing type and is material to the Company or any of the Company Subsidiaries (all items required to be identified in Schedule 4.14 being hereinafter referred to
                                   -------------
as "Contracts").  True and correct copies of all the Contracts identified in
    ---------
Schedule 4.14 have been made available to Purchaser.  Except as set forth on
-------------
Schedule 4.14, (i) all Contracts are valid and subsisting and in full force and
-------------
effect, and the Company and the Company Subsidiaries have duly performed their obligations thereunder in all material respects to the extent such obligations have accrued, and (ii) no breach or default thereunder by the Company or any Company Subsidiary or, to the Company's knowledge, by any other party thereto, has occurred, except where such breach or default would not reasonably be expected to have a material adverse effect on the financial condition of the Company and the Company Subsidiaries, taken as a whole.

          Section 4.15.  Employee and Labor Matters and Plans.
                         ------------------------------------

          (a)  Schedule 4.15(a) lists each of the following plans and contracts
               ----------------
which is sponsored, maintained or contributed to by the Company or any Company Subsidiary for the benefit of any current or former employee, director or other personnel: (i) any "employee benefit plan," as such term is defined in Section 3(3) of ERISA, whether or not subject to the provisions of ERISA; and (ii) any other employment, consulting, collective bargaining, stock option, stock bonus, stock purchase, phantom stock, incentive, bonus, deferred compensation, retirement, severance, vacation, medical or dental contract, policy or arrangement which is not an employee benefit plan as defined in Section 3(3) of ERISA (each such plan, contract, policy and arrangement being herein referred to as an "Employee Plan").
       -------------

          (b) With respect to each Employee Plan, except for any multiemployer plan within the meaning of Section 3(37) of ERISA (a "Multiemployer Plan") and
                                                      ------------------
except as set forth on Schedule 4.15(b), the Company has made available to
                       ----------------
Purchaser true and complete copies of each contract, plan document, policy statement, summary plan description and other written material governing or describing the Employee Plan (including, without limitation, any related trust agreement or insurance company contract) or, if there are no such written materials, a summary description of the Employee Plan. With respect to each Employee Plan which is a pension plan (as defined in Section 3(2) of ERISA) and also is a Multiemployer Plan, the Company has identified each such plan on
Schedule 4.15(b).
----------------

          (c) With respect to each Employee Plan which is an "employee benefit plan" within the meaning of Section 3(3) of ERISA or which is a "plan" within the meaning of Section 4975(e) of the Code, there has occurred no transaction which is prohibited by Section 406 of ERISA or which constitutes a "prohibited transaction" under Section 4975(c) of the Code and with respect to which a prohibited transaction exception has not been granted and is not currently in effect except where such "Prohibited Transaction" would not have a material adverse effect on the financial condition of the Company and the Company Subsidiaries, taken as a whole.

          (d)  Schedule 4.15(d) identifies each funded Employee Plan which is an
               ----------------
employee pension plan within the meaning of Section 3(2) of ERISA (other than a multiemployer plan within the meaning of Section 3(37) of ERISA). With respect to each such funded Employee Plan: (i) the Employee Plan is a qualified plan under Section 401(a) or 403(a) of the Code, and its related trust is exempt from federal income taxation under Section 501(a) of the Code; (ii) a request for favorable IRS determination letter has been made and, since the date of such request, the Employee Plan has not been amended or operated in a manner which would materially adversely affect its qualified status and no event has occurred which has caused or could cause the loss of such status; (iii) to the knowledge of the Company, there has been no termination or partial termination within the meaning of Section 411(d)(3) of the Code; (iv) no such Employee Plan (other than the Sealy Retirement Plan) is covered by Section 412 of the Code; and (v) no such Employee Plan (other than the Sealy Retirement Plan) is covered by Title IV of ERISA. The Company has not ceased operations at a facility so as to become subject to the provisions of
Section 4068(f) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, withdrawn as a sponsor of a multiemployer plan within the meaning of Section 3(37) of ERISA, or ceased making contributions on or before the Closing Date to any Employee Plan which is a pension plan subject to Section 4064(a) of ERISA. Except as set forth on
Schedule 4.15(d), as of October 21, 1997, the Company is not aware of any
----------------
withdrawal liability claims against the Company or any Company Subsidiary in connection with plant closings or other activity.

          (e)  Except as set forth on Schedule 4.15(e), the consummation of the
                                      ----------------
transactions contemplated by this Agreement will not entitle any employee or other person to receive severance or other compensation which would not otherwise be payable absent the consummation of the transactions contemplated by this Agreement or cause the acceleration of the time of payment or vesting of any award or entitlement under any Employee Plan.

          (f)  Except as set forth on Schedule 4.15(f), to the knowledge of the
                                      ----------------
Company, since December 1, 1995, there have been no governmental audits of the equal employment opportunity practices of the Company or any Company Subsidiary. There is no unfair labor practice charge or complaint against the Company or any Company Subsidiary pending before the National Labor Relations Board or strike, dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against or involving the Company that is likely to have a material adverse effect on the Company and the Company Subsidiaries, taken as a whole, and none has occurred since December 1, 1995.

          (g) Each Employee Plan (and each related trust or insurance contract) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code and any other applicable laws. All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-l'S, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each Employee Plan. All contributions (including all employer contributions and employee salary reduction contributions), premiums, reimbursements and accruals which related to or arise from any period ending on or prior to the Closing Date have been paid or accrued.

          Section 4.16.  Insurance Policies.   Schedule 4.16 contains a summary
                         ------------------    -------------
description of all material insurance policies of the Company and the Company Subsidiaries and each such policy is in full force and effect. All premiums with respect to the insurance policies listed on

Schedule 4.16 which are due and payable prior to the Effective Time have been
-------------
paid or will be paid prior to the Effective Time, and no written notice of cancellation or termination has been received by the Company with respect to any such policy. To the knowledge of the Company, there are no pending claims against such insurance by the Company or any Company Subsidiary as to which the insurers have denied coverage or otherwise reserved rights. Neither the Company nor any Company Subsidiary has been refused any insurance with respect to its assets or operations during the past five years. The Company's Risk and Investment Guide, which has been made available to Purchaser, describes any self-insurance or risk retention arrangements currently in effect for the Company or any Company Subsidiary other than customary deductibles.

          Section 4.17.  Intellectual Properties.
                         -----------------------

          (a)  "Intellectual Property" shall mean all patents, patent
                ---------------------
applications and patent disclosures; all inventions (whether or not patentable and whether or not reduced to practice); all trademarks, service marks, trade dress, trade names and all the goodwill associated therewith; all registered and unregistered copyrights; all registrations, applications and renewals for any other foregoing; all trade secrets, confidential information, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research information, drawings, specifications, designs, plans, improvements, proposals, technical and computer data, documentation and software, financial, business and marketing plans, customer and supplier lists and related information, marketing materials and all other intellectual property rights.

          (b)  Schedule 4.17 contains a complete list of all domestic and
               -------------
foreign patents, patent applications, patent licenses, trade names, trademarks and service marks ("Trademarks"), Trademark registrations and applications,
                    ----------
copyright registrations and applications owned (in whole or in part), licensed to any extent or used by the Company or any of the Company Subsidiaries.

          (c) (i) The Company or a Company Subsidiary, as the case may be, is the owner of or is duly licensed to use pursuant to a valid and enforceable license agreement the Intellectual Property used in the conduct of its business;
(ii) each item constituting part of the Intellectual Property in which the Company or a Company Subsidiary has an ownership interest has been, to the extent indicated in Schedule 4.17, duly registered with, filed in or issued by,
                    -------------
as the case may be, the United States Patent and Trademark Office or such other Governmental Entities, domestic or foreign, as are indicated in Schedule 4.17;
                                                                -------------
and (iii) each Trademark registration, copyright registration and patent owned by the Company or a Company Subsidiary has been maintained in good standing, and remains in full force and effect.

          (d) No claim of infringement or misappropriation of Intellectual Property of any other Person or contesting the validity, enforceability, use or ownership of any Intellectual Property owned or used by the Company or any Company Subsidiary has been made against the Company or any Company Subsidiary, and neither the Company nor any Company Subsidiary is infringing or misappropriating any Intellectual Property of any other Person. Without limiting the foregoing, except as set forth on Schedule 4.17 no claim is pending
                                               -------------
or, to the knowledge of the Company, threatened to the effect that the conduct by the Company or any Company Subsidiary of its business conflicts with or infringes in any way upon any Intellectual Property owned by any other Person that the Company or any Company Subsidiary needs to or should enter into a license arrangement so as to continue the conduct of its business without infringing such other Person's Intellectual Property or that any of the Trademarks set forth on Schedule 4.17 has been abandoned. The Company actively
                        -------------
defends its Intellectual Property from infringement and misappropriation by other Persons. All Intellectual Properly owned or used by the Company or any Company Subsidiary immediately prior to the Closing will be owned or available for use by the Company and the Company Subsidiaries on identical terms and conditions immediately subsequent to the Closing.

          (e) Without limiting any other provisions hereof, except as set forth on Schedule 4.17, neither the Company nor any Company Subsidiary has granted any
   -------------
license, franchise or permit to any Person to use any of the Intellectual Property of the Company or the Company Subsidiaries, and no other Person has the right to use the same Trademarks, service marks or trade names owned by the Company or the Company Subsidiaries or any similar trademarks, service marks or trade name in connection with the same or similar applications as those of the Company and the Company Subsidiaries

          Section 4.18.  Permits.   The Company and the Company Subsidiaries
                         -------
have all Permits, except for those Permits the failure to have would not, individually or in the aggregate, have a material adverse effect on the Company and the Company Subsidiaries, taken as a whole. Schedule 4.18 contains a
                                                 -------------
complete list of the material Permits, exclusive of any Environmental Permits and Permits with respect to state or local sales, use or other Taxes. To the knowledge of the Company, all of the Permits are in full force and effect except where the failure to be so in effect would not have a material adverse effect on the financial condition of the Company and the Company Subsidiaries, taken as a whole. No outstanding notice of cancellation or termination has been delivered to the Company or any Company Subsidiary in connection with any such Permit nor, to the knowledge of the Company, has any such cancellation or termination been threatened. To the knowledge of the Company, no application, action or proceeding for the modification of any such Permits is pending or threatened that may result in the revocation, modification, nonrenewal or suspension of any material Permits. Each of the Company and each Company Subsidiary has filed when due all documents required to be filed with any Governmental Entity in connection with such Permits and, at the time of the filing thereof, all such filings were accurate and complete in all material respects.

          Section 4.19.  Compliance with Laws.   Except for matters relating to
                         --------------------
Environmental Laws (which are the subject of Section 4.11), neither the Company nor any Company Subsidiary is in violation of or has violated or failed to comply with any Law or Judgment applicable to its business or operations, except for violations and failures to comply that would not, individually or in the aggregate, be reasonably likely to result in a material adverse effect on the financial condition of the Company and the Company Subsidiaries, taken a whole.

          Section 4.20.  Brokerage Fees.   Except as set forth on Schedule 4.20,
                         --------------                           -------------
neither the Company nor the Shareholder has retained any financial advisor, broker, agent or finder or agreed to pay an financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby or any transaction of like nature that would give rise to any valid claim against Purchaser for any broker's or finder's fee or similar compensation in connection with the transactions contemplated hereby.

                                   ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

          The Shareholder hereby represents and warrants to Purchaser as follows:

          Section 5.01.  Authorization.   The Shareholder has the requisite
                         -------------
partnership power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized, and no other partnership proceedings on the part of the Shareholder are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Shareholder and (assuming due authorization, execution and delivery by Purchaser) constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to creditors' rights generally and (ii) general principles of equity (whether applied in a proceeding at law or in equity).

          Section 5.02.  No Violation.   The execution and delivery of this
                         ------------
Agreement by the Shareholder do not, and the consummation by the Shareholder of the transactions contemplated hereby will not, (i) conflict with or violate the partnership agreement of the Shareholder, (ii) subject to making the filings and obtaining the approvals identified in Section 5.03, conflict with or violate any Law or Judgment applicable to the Shareholder or by which the Shareholder or any Owned Shares is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a Lien on any Owned Shares pursuant to any contract, agreement or other instrument or obligation to which the Shareholder is a party or by which the Shareholder or any property or asset of the Shareholder is bound or affected.

          Section 5.03.  Approvals.   The execution and delivery of this
                         ---------
Agreement by the Shareholder do not, and the performance of this Agreement and the consummation by the Shareholder of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for (i) the filing of the Certificate of Merger as required by the DGCL and the filing of appropriate documents with the relevant authorities of other states in which the Company or any Company Subsidiary is qualified to do business, (ii) applicable requirements, if any, of the Exchange Act and (iii) the notification requirements under the HSR Act.

          Section 5.04.  Ownership of Owned Shares.   The Shareholder is the
                         -------------------------
sole record and beneficial owner of the Owned Shares, free and clear of any Liens and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Owned Shares or any interest therein) except pursuant to this Agreement.
The Owned Shares constitute all of the Company Common Stock owned of record or beneficially (within the meaning of Rule 13d-3 under the Exchange Act) by the Shareholder.

                                  ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

          Purchaser hereby represents and warrants to the Company and the Shareholder as follows:

          Section 6.01.  Organization.  Purchaser is a corporation duly
                         ------------
incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. Purchaser is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction where such qualification or licensing is necessary, except where the failure to so qualify or be licensed would not have a material adverse effect on the financial condition of Purchaser and its Subsidiaries, taken as a whole.

          Section 6.02  Authorization.  Purchaser has all requisite corporate
                        -------------
power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of Purchaser, and by the Investors as the stockholders of Purchaser, and no other corporate proceeding on the part of Purchaser is necessary to authorize the Merger, this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and (assuming due authorization, execution and delivery by the Company and the Shareholder) constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to creditors' rights generally and (ii) general principles of equity (whether applied in a proceeding at law or in equity).

          Section 6.03.  No Violation.  The execution and delivery of this
                         ------------
Agreement by Purchaser does not, and the consummation by Purchaser of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation of or default or loss of any benefit under, any provision of Purchaser's Certificate of Incorporation or By-laws; (ii) except as otherwise set forth in Schedule 6.03 hereto and subject to the matters described
                       -------------
in Section 6.04 hereof, conflict with or result in any violation of or default or loss of any benefit under, any Law or Judgment of any Governmental Entity to which Purchaser is a party or to which any of its property is subject; or (iii) except as otherwise set forth in Schedule 6.03, conflict with, or result in a
                                 -------------
breach or violation of or default or loss of any benefit under, or accelerate the performance required by, the terms of any agreement, contract, indenture or other instrument to which Purchaser is a party or to which any of its property is subject, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, might result in a default or loss of any right thereunder or the creation of any lien, charge or encumbrance upon any of the assets or properties of Purchaser, except with respect to clauses
(ii) and (iii) hereof, where the breach, violation, default, loss of benefit, acceleration or loss of right would not have a material adverse effect on the financial condition of Purchaser and its Subsidiaries, taken as a whole, or on the ability of the parties to consummate the transactions contemplated by this Agreement.

          Section 6.04.  Approvals.   The execution and delivery of this
                         ---------
Agreement and the consummation of the transactions contemplated by this Agreement by Purchaser will not require the consent, approval, order or authorization of any Governmental Entity or any other Person under any agreement, indenture or other instrument to which Purchaser is a party or to which any of its properties is subject, other than the items disclosed in
Schedule 6.04, and no declaration, filing or registration with any Governmental
-------------
Entity is required by Purchaser in connection with the execution and delivery of this Agreement and the consummation of transactions contemplated by this Agreement, except for (i) the delivery and filing of the Certificate of Merger as required by the DGCL and the filing of appropriate documents with the relevant authorities of other states in which Purchaser is qualified to do business, (ii) the filing pursuant to the HSR Act, and the expiration or termination of the applicable waiting period under such Act, (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable securities laws, (iv) those the failure of which to obtain would not have a material adverse effect on the financial condition of Purchaser and its Subsidiaries, taken as a whole, or on the ability of the parties to consummate the transactions contemplated by this Agreement, and (v) filings and notices not required to be made or given until after the Effective Time.

          Section 6.05.  Litigation.   Except as set forth on Schedule 6.05,
                         ----------                           -------------
there is no Proceeding pending or, to the knowledge of Purchaser, threatened against Purchaser by or before any Governmental Entity or by any Person, which, if adversely determined, would reasonably be expected to (i) result in a judgment against Purchaser in an amount in excess of $250,000, (ii) materially interfere with the conduct of the business of Purchaser or (iii) have a material adverse effect on the financial condition of Purchaser. Except as set forth on
Schedule 6.05, Purchaser is not a party to or, to the knowledge of Purchaser,
-------------
bound by any Judgment.

          Section 6.06.  Financing.  Purchaser has received and has furnished to
                         ---------
the Company a copy of (i) a commitment letter from Goldman Sachs Credit Partners L.P., dated October 29, 1997, pursuant to which Goldman Sachs Credit Partners L.P. has committed to provide or cause to be provided up to $435 million of term and $50 million of revolving senior debt financing and (ii) a commitment letter from Goldman, Sachs & Co. dated October 29, 1997, pursuant to which Goldman, Sachs & Co. has committed to place or cause to be placed up to $165 million of senior subordinated notes and $75 million of senior subordinated discount debentures (collectively, the "Commitment Letters"). The Commitment Letters are
                               ------------------
in full force and effect on the date of this Agreement and Purchaser believes it will be able to obtain the financing (the "Debt Financing") described in the
                                           --------------
Commitment Letters on the terms and conditions provided in the Commitment Letters. The Investors have committed, subject only to the conditions set forth in Sections 8.01 and 8.02 hereof, to capitalize Purchaser with $135 million of equity (the "Equity Financing") which, subject to Section 7.15 hereof, may
             ----------------
include common and preferred stock in the discretion of the Investors. The Debt Financing and the Equity Financing, if, as and when received, will provide the funds necessary to pay the cash consideration payable in the Merger pursuant to

Section 3.01(a) hereof, the Company Expenses, the Warrant and Option Charges and the repayment or refinancing of Indebtedness, including the Senior Sub Notes, and accrued interest thereon, plus expenses incurred in connection therewith.

          Section 6.07.  Brokerage Fees.   Except as set forth on Schedule 6.07,
                         --------------                           -------------
Purchaser has not retained any financial advisor, broker, agent or finder or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby or any transaction of like nature that would give rise to any valid claim against the Company or the Shareholder for any broker's or finder's fee or similar compensation in connection with the transactions contemplated hereby.

          Section 6.08.  Purchaser Activities.   Purchaser was organized solely
                         --------------------
for the purpose of entering into this Agreement and consummating the transactions contemplated hereby and has not engaged in any activities or business, and has incurred no liabilities or obligations whatsoever, in each case, other than those incident to its organization and the execution of this Agreement and the consummation of the transactions contemplated hereby.

          Section 6.09.  Capitalization.   On the Closing Date, the authorized
                         --------------
capital stock of Purchaser will consist of shares of Common Stock, par value $0.01 per share, shares of Class L Common Stock, par value $0.01 per share, and shares of blank-check preferred stock. Except as provided in, or contemplated by, this Agreement, there are no authorized or outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character, to which Purchaser is a party or by which Purchaser is bound, obligating Purchaser to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional shares of capital stock of Purchaser or any securities or obligations convertible into or exchangeable for such shares or to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right or agreement.

                                  ARTICLE VII


                                   COVENANTS

          Section 7.01.  Interim Operations of the Company .  During the period
                         ---------------------------------
from the date of this Agreement to the Effective Time, except as specifically contemplated by this Agreement (including upon the conversion of Company Common Stock into Preference Stock and the steps taken to extinguish, repurchase or refinance the Indebtedness, options and warrants, all as contemplated hereby) or as set forth on Schedule 7.01 or as otherwise consented to in writing by
                -------------
Purchaser, the Company will and will cause each Company Subsidiary to:

               (a) carry on its business in, and only in, the ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees, (iii) preserve its relationships with clients, suppliers, customers, distributors, licensees, licensors and others having business dealings with it, (iv) maintain all assets other than those disposed of in the ordinary course of business in good repair and condition, (v) maintain all insurance, (vi) maintain its books of account and records in the usual, regular and ordinary manner, and (vii) maintain and protect all of their Intellectual Property so as not to affect adversely the validity or enforceability thereof;

               (b) not amend its Certificate of Incorporation or By-laws or other governing document or agreement;

               (c) not acquire by merging or consolidating with, or purchasing all or substantially all of the assets of, or otherwise acquiring, any business of any corporation, partnership, association or other business organization or division thereof, in each case for consideration having a value in excess of $1,000,000;

               (d) not split, combine or reclassify its outstanding capital stock or declare, set aside, make or pay any dividend or other distribution in respect of its capital stock (in cash or otherwise) other than (i) dividends paid by the Company's wholly-owned Subsidiaries to the Company or its wholly-owned Subsidiaries and (ii) the issuance of Preference Stock to the Shareholder (as contemplated by Section 8.02(j));

               (e) not issue or sell (or agree to issue or sell) any shares of its capital stock of any class or series, or any options, warrants, conversion or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares (other than upon the exercise or conversion of options, warrants or convertible securities outstanding on the date hereof), or grant, or agree to grant, any such options or modify or alter the terms of any of the above;

               (f) not, other than in the ordinary course of business, (i) incur any indebtedness for borrowed money or vary the material terms of any existing debt securities, (ii) issue or sell any debt securities, (iii) acquire or dispose of any assets having a book or market value in excess of $500,000, (iv) enter into any material contract, or (v) modify in any material respect or terminate any material Contract;

               (g) not take any steps to mortgage or pledge to secure any material obligation, or to subject to any material Lien, any of its material properties, other than in the ordinary course of business consistent with prior practice and following prior notice to and consultation with Purchaser;

               (h) not grant to any director or officer, or, except in the ordinary course of business, consultant or other employee any increase in compensation in any form, or any severance or termination pay, or make any loan to or enter into any employment agreement, collective bargaining agreement or arrangement with any such person, except in each case as may be legally required pursuant to any existing Employee Plan;

               (i) not adopt, enter into, amend in any material respect, announce any intention to adopt or terminate, any Employee Plan or other employee benefit plan, program or arrangement of general applicability, except as required by applicable Law or as disclosed on any disclosure schedule pursuant to
     Section 4.15;

               (j) not discharge or satisfy any material Lien or pay or satisfy any material obligation or Liability (fixed or contingent) except in the ordinary course of business consistent with past practice, or commence any voluntary petition, proceeding or action under any bankruptcy, insolvency or other similar Laws;

               (k) not make or institute any change in its accounting procedures or practices unless mandated by GAAP;

               (l) not make any Tax election or settle or compromise any material federal, state, local or foreign income Tax liability;

               (m) not enter into any transaction which would have been required to be listed on Schedule 4.08 had such transaction occurred during
                              -------------
     the period between December 1, 1996 and the date of this Agreement;

               (n) not enter into any agreement or other arrangement with any director, officer, employee or shareholder of the Company or any Company Subsidiary or any Affiliate of any of the foregoing, except in the ordinary course of business or as disclosed on Schedule 4.08;
                                           -------------

               (o) not take any action or omit to take any action which would result in a violation of any applicable law or would cause a breach of any agreement, contract or commitment, which violation or breach would have a material adverse effect on the financial condition of the Company and its Subsidiaries, taken as a whole; or

               (p) not authorize or propose, or agree to take, any of the actions set forth in the foregoing subparagraphs (b) through (o).

          Section 7.02.  Access to Information; Assistance with Financing .  (a)
                         ------------------------------------------------
The Company shall (and shall cause each Company Subsidiary to) afford to the officers, employees, accountants, counsel and other representatives of Purchaser, reasonable access, during normal business hours, during the period prior to the Effective Time, to all of the properties, books, contracts, commitments, records, officers, personnel and accountants of the Company and the Company Subsidiaries and will furnish to Purchaser all such documents and copies of documents and financial records and all information with respect to the affairs of the Company and the Company Subsidiaries as Purchaser may reasonably request. Purchaser and such representatives will hold any such information which is non-public in confidence in accordance with the provisions of the existing confidentiality agreement between the Company and Purchaser dated as of August 8, 1997. Notwithstanding the preceding sentence, the Company acknowledges that Purchaser may cause an information memorandum to be prepared and used in connection with the consummation of the Purchaser's financing of the transactions contemplated hereby and agrees to use commercially reasonable efforts to furnish Purchaser with access to, and to permit the use of, all information necessary and to furnish Purchaser with access to, and to cause the cooperation of, all personnel necessary for Purchaser to consummate such financing (it being understood that such financing shall not require the filing of any registration statement with the Securities and Exchange Commission prior to the Closing). In addition, the Company shall request its accountants to consent to the inclusion of their report or reports in, and to issue a comfort letter in connection with, any offering memoranda or filings required by such financing.

          (b) If required by Purchaser's financing sources, with respect to any parcel of Owned Property, the Company shall use its commercially reasonable efforts to deliver to Purchaser title insurance and/or a survey or surveys for such parcel of Owned Property, in each case, in form and substance reasonably acceptable to Purchaser. If required by Purchaser's financing sources, with respect to each leased parcel of Real Property, the Company shall use its commercially reasonable efforts to deliver to Purchaser a nondisturbance agreement, a consent and waiver and/or an estoppel letter executed by the landlord, lessor, landlord and/or licensor of such leased Real Property, in each case, in form and substance reasonably acceptable to Purchaser. Any fees and expenses paid or payable by, or incurred by the Company or any of the Company Subsidiaries in connection with this Section 7.02(b) shall not be deemed to be Company Expenses.

          Section 7.03.  Acquisition Proposals.   The Company and the
                         ---------------------
Shareholder shall not, and the Company shall cause the Company Subsidiaries not to, directly or indirectly, (i) solicit, initiate or encourage the submission of any inquiries, discussions or proposals or offers from any other Person relating to a possible disposition of the stock or any material portion of the assets of the Company or any Company Subsidiary, (ii) continue, propose, solicit, initiate, encourage or enter into negotiations or discussions relating to a possible disposition of the stock or any material portion of the assets of the Company or any Company Subsidiary, (iii) enter into or consummate any agreement or understanding providing for the disposition of the stock or any material portion of the assets of the Company or any Company Subsidiary, or (iv) assist, participate in, facilitate or encourage any effort or attempt by any other Person to do or seek any of the foregoing. The Company shall promptly notify Purchaser of, and communicate to Purchaser the terms of, any such inquiry, proposal or request for information received by, or negotiations or discussions sought with, the Company or the Company Subsidiaries.

          Section 7.04.  Consents and Approvals .  Each of the Company and
                         ----------------------
Purchaser will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby which actions shall include, without limitation, furnishing all information in connection with Requisite Approvals, and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agreement and the transactions contemplated hereby. Each of the Company and Purchaser will, and will cause its Subsidiaries to, take all reasonable actions necessary to obtain any Requisite Approvals.

          Section 7.05.  Employment Matters .  (a)  After the Effective Time,
                         ------------------
Purchaser shall either continue the existing Employee Plans of the Company and the Company Subsidiaries or shall provide, or cause the Surviving Corporation to provide, benefits to employees of the Company and the Company Subsidiaries that are no less favorable in the aggregate to such employees than the existing Employee Plans of the Company and the Company Subsidiaries and shall remain at existing levels for the one-year period immediately following the Effective Time. For purposes of any such benefit plans: (i) Purchaser and the Surviving Corporation shall grant all employees of the Company credit for all service with the Company and the Company Subsidiaries prior to the Effective Time for all purposes for which such service was recognized by the Company; (ii) any pre-existing conditions shall be waived; and
(iii) expenses incurred on or before the Effective Time shall be taken into account for purposes of establishing satisfaction of any applicable deductible, coinsurance and maximum out-of-pocket provisions.

          (b) From and after the Effective Time, Purchaser shall cause the Surviving Corporation to honor the Company's existing severance plan and severance agreements in accordance with the terms thereof.

          Section 7.06.  Publicity .  So long as this Agreement is in effect,
                         ---------
none of the Company, Purchaser, the Shareholder or any of their agents shall issue or cause the publication of any press release or other public statement or announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of all the parties hereto, except as may be required by Law, and in such case shall use all reasonable efforts to consult with all the parties hereto prior to such release or announcement being issued.

          Section 7.07.  Notification of Certain Matters .  The Company and the
                         -------------------------------
Shareholder shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to the Company and the Shareholder, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any material failure of the Company, the Shareholder or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, in each case, to the extent such event or circumstance is or becomes known to the party required to give such notice.

          Section 7.08.  Directors' and Officers' Indemnification .  (a)  The
                         ----------------------------------------
Company agrees that, for the six-year period immediately following the Effective Time, it or the Surviving Corporation shall indemnify each Person who is now, or has been at any time prior to the date hereof, a director or officer of the Company or of any Company Subsidiary or a Person entitled to indemnification (individually a "Covered Party," and collectively the "Covered Parties"), to the
                 -------------                         ---------------
same extent and in the same manner as is now provided in the respective Certificate of Incorporation or By-laws of the Company and such Company Subsidiaries in effect on the date hereof, with respect to any claims and/or Damages (as defined below) based in whole or in part on, or arising in whole or in part out of, any matter existing or occurring at or prior to the Effective Time.

          (b) The Company agrees that, for the three-year period immediately following the Effective Time, it or the Surviving Corporation shall maintain in effect the director and officer insurance coverage on terms substantially no less advantageous to the insureds than the director and officer insurance coverage currently maintained by the Company for the Covered Parties; provided,
                                                                      --------
however, that in the event the annual premium for such coverage exceeds an
-------
amount equal to twice the aggregate annual premiums currently paid by the Company and the Company

Subsidiaries for such coverage, the Surviving Corporation shall notify the Covered Parties who shall then elect as a group either (i) to continue coverage under the policy then maintained by the Surviving Corporation, in which event each of the Covered Parties shall be severally (but not jointly) liable to the Surviving Corporation for their pro rata share of such excess, or (ii) to seek coverage from another carrier, in which event the Surviving Corporation shall reimburse the Covered Parties the cost of such alternate coverage up to an amount equal to twice the aggregate annual premiums currently paid by the Company and the Company Subsidiaries for such coverage.

          Section 7.09.  Stockholder Approval .  The Company shall take all
                         --------------------
action necessary in accordance with the DGCL and its Certificate of Incorporation and By-laws to obtain the requisite approval and adoption of this Agreement and the Merger by the Company Stockholders by written consent pursuant to Section 228 of the DGCL and shall take such other actions as may be required by such Section (including giving prompt notice of such written consent to those Company Stockholders who have not consented in writing).

          Section 7.10.  Consent by Shareholder .  In accordance with the DGCL,
                         ----------------------
the Shareholder hereby approves this Agreement and the Merger.

          Section 7.11.  Further Assurances .  Subject to the terms and
                         ------------------
conditions herein provided, each of the parties hereto (including the Shareholder) agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable, whether under applicable Law (including the HSR Act) or otherwise, or to remove any injunctions or other impediments or delays, legal or otherwise, to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including the taking of all appropriate actions by Purchaser and the Company in furtherance of the consummation of the financing of the transactions contemplated hereby by Purchaser and the refinancing of Indebtedness.

          Section 7.12.  Noncompetition; Nonsolicitation .  For a period of
                         -------------------------------
three (3) years from and after the Closing, the Shareholder shall not, directly or indirectly, (i) own, manage, operate, join, control or participate in the ownership, management, operation or control of, as stockholder or partner or any other similar capacity with any business which is in competition with or potential competition with the Company, the Surviving Corporation, any of the Company Subsidiaries or any successor to any of the foregoing, or (ii) solicit, employ, retain as a consultant, interfere with or attempt to entice away from the Company, the Surviving Corporation, any of the Company Subsidiaries or any successor to any of the foregoing, any individual who is, has agreed to be or within one year of such solicitation, employment, retention, interference or enticement has been, employed or retained by the Company, the Surviving Corporation, any of the Company Subsidiaries or any successor to any of the foregoing in a supervisory or more senior capacity. Ownership of not more than 2% of the outstanding stock of any publicly traded company shall not, in and of itself, be a violation of this Section 7.12. The restrictive covenant contained in this Section 7.12 is a covenant independent of any other provision of this Agreement, and the existence of any claim which the Shareholder may allege against Purchaser, the Company, the Surviving Corporation or any of their Affiliates, whether based on this Agreement or otherwise, shall not prevent the enforcement of this covenant. The Shareholder agrees that a breach of this

Section 7.12 shall cause irreparable harm to Purchaser, the Company, the Surviving Corporation and their Affiliates, that Purchaser's, the Company's and the Surviving Corporation's remedies at law for any breach or threat of breach of the provisions of this Section 7.l2 shall be inadequate, and that Purchaser, the Company and/or the Surviving Corporation shall be entitled to an injunction or injunctions to prevent breaches of this Section 7.12 and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which Purchaser, the Company and/or the Surviving Corporation may be entitled at law or in equity. The three year period shall be tolled during any period of violation of this Section 7.12 and during any other period required for litigation during which Purchaser, the Company and/or the Surviving Corporation seeks to enforce this covenant. In the event that this Section 7.12 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the longest period of time for which it may be enforceable, and/or over the largest geographical area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court in such action.

          Section 7.13.  Warrants.  (a)  The Company shall take such steps as
                         --------
it deems appropriate to extinguish or redeem the Merger Warrants prior to Closing or to cause the Merger Warrants to be exercisable at and after the Closing only for cash in an amount equal to the amount which such holder would have been entitled to receive upon or as a result of the Merger had such warrant been exercised immediately prior to the Effective Time.

          (b) As soon as reasonably practicable after the date hereof, the Company shall cause the warrant agent under the Warrant Agreement dated November 6, 1991 to deliver an effective notice of redemption to each holder of Restructure Warrants which notice shall contemplate the redemption by the Company of all of the outstanding Restructure Warrants.

          (c) The Company shall provide to Purchaser (i) a copy of each notice to be delivered to any warrant agent of the Company or to any holder of Merger Warrants or Restructure Warrants two days prior to such delivery and (ii) a copy of any written correspondence received from any holder of Merger Warrants or Restructure Warrants within two days after such receipt.

          (d) From and after the Effective Time until December 31, 2001, the Shareholder shall indemnify the Surviving Corporation from and against any and all Warrant Losses. "Warrant Losses" shall mean any amounts required to be paid
                      --------------
by the Surviving  Corporation (including all legal, accounting and other fees)
(i) in excess of the per warrant redemption amount set forth in the notice delivered to such holder pursuant to Section 4.5 of the Warrant Agreement dated November 6, 1991, in connection with the Restructure Warrants, and (ii) in excess of the spread on the Merger Warrants, which spread shall be valued as the difference between the cash that a holder of the Merger Warrants would have been entitled to receive in the Merger had such Merger Warrants been exercised immediately prior to the Effective Time minus the exercise price of such Merger Warrants, in connection with the Merger Warrants. Any such indemnity shall be paid to the Surviving Corporation in cash within 30 days after receipt of notice from the Surviving Corporation (with supporting documentation) that it has suffered a Warrant Loss.

          (e) In the event that any claim, demand or Proceeding is asserted against the Surviving Corporation which could give rise to Warrant Losses, the Surviving Corporation shall with reasonable promptness send to the Shareholder a written notice specifying the nature of such claim, demand or Proceeding and the amount or estimated amount (and the basis of such estimated amount) of the Warrant Loss; provided that the failure to give such notice shall not affect the
              --------
indemnification hereunder except to the extent the Shareholder shall have been actually prejudiced as a result of such failure. Following receipt of such notice, the Shareholder shall be entitled to assume and control the defense of such claim, demand or Proceeding with counsel of its choice, in which case the Shareholder shall not be required to pay the fees and disbursements of separate counsel to the Surviving Corporation with regard thereto. If requested by the Shareholder, the Surviving Corporation agrees to cooperate with the Shareholder and its counsel in contesting any claim or demand which the Shareholder defends, or, if appropriate and related to the claim in question, in making any counterclaim against the Person asserting such claim or demand, or any cross-complaint against any Person. No claim, demand or Proceeding for which indemnity is sought hereunder may be settled without the consent of the Shareholder.

          Section 7.14.  Information Statement.  The Company will cause a
                         ---------------------
notice (the "Information Statement") to be sent within 30 days after the date
             ---------------------
hereof to the stockholders of the Company pursuant to Section 262(d)(2) of the DGCL. The Information Statement shall comply in all respects with the requirements of the DGCL and other applicable law.

          Section 7.15.  Preferred Stock of Purchaser.  The parties hereto
                         ----------------------------
acknowledge that the provisions contained herein as of the date hereof with respect to the conversion of Preference Stock into securities of the Surviving Corporation as of the Effective Time assumes that the Equity Financing will consist solely of the issuance of Surviving Corporation Common Stock and/or Rollover Options. Purchaser may determine to issue preferred stock as part of the Equity Financing; provided that in the event preferred stock is included in
                      --------
the Equity Financing, (i) such preferred stock shall be in amounts and on terms reasonably acceptable to the Shareholder, (ii) Purchaser shall not so issue preferred stock unless the parties hereto have amended this Agreement (which amendment the parties agree to negotiate in good faith) in a manner that will maintain the general economic intent of this Agreement as of the date hereof, and (iii) no such amendment shall provide that Bain or any of its Affiliates shall be issued any such preferred stock unless the Shareholder is also issued such preferred stock.

          Section 7.16.  Assistance with Financing.  In order to assist
                         -------------------------
Purchaser with its financing of the transactions contemplated hereby, at or prior to Closing, the Company shall take such commercially reasonable steps as are necessary to cause the following to occur:

          (a) At any time prior to the Closing, Purchaser may request that, at the Closing, the Company shall have only one direct wholly-owned Subsidiary (the "First Tier Subsidiary"). If Purchaser makes such request, then (i) prior to
 ---------------------
the Closing, Purchaser shall select, by written notice to the Company, which of the Company Subsidiaries shall be the First Tier Subsidiary; provided, that the
                                                             --------
Company Subsidiary selected by Purchaser to be the First Tier Subsidiary must be one of the direct wholly-owned Subsidiaries of the Company as of the date hereof, and (ii) at or immediately prior to the Closing, the Company shall contribute all of the issued and outstanding capital stock of each of the Company Subsidiaries directly owned by the Company

(other than the issued and outstanding capital stock of the First Tier Subsidiary) to the capital of the First Tier Subsidiary.

          (b) At Purchaser's request, the Company shall prepare or shall cause to be prepared prior to the Closing any financial statements required in connection with Purchaser's financing of the transactions contemplated hereby.

          (c) If requested by Purchaser, the Company shall take all steps necessary to permit a merger of a wholly-owned Subsidiary of Purchaser with the First Tier Subsidiary at the Closing.

          (d) At Purchaser's request, the Company shall take or cause to be taken any other actions, including a restructuring of the Company Subsidiaries, necessary for Purchaser to consummate its financing of the transactions contemplated hereby.

          (e) No actions taken by or on behalf of the Company in connection with its obligations under this Section 7.16 or arising as a result of the taking of such action shall constitute a breach of any representation or warranty of the Company contained in this Agreement for any purpose hereunder, including without limitation Sections 8.02(a) and 9.02(iii) of this Agreement.

                                  ARTICLE VIII

                                   CONDITIONS

          Section 8.01.  Conditions to the Obligations of Each Party.  The
                         -------------------------------------------
obligations of each of the Company, the Shareholder and Purchaser to consummate the Merger are subject to the satisfaction (or, if permissible, waiver by the party for whose benefit such conditions exist) of the following conditions:

               (a) there shall not be any Judgment or Law restraining, enjoining or prohibiting the consummation of the Merger; and

               (b) all waiting periods under the HSR Act shall have expired or been terminated.

          Section 8.02.  Conditions to the Obligations of Purchaser.  The
                         ------------------------------------------
obligations of Purchaser to consummate the Merger are subject to the satisfaction (or waiver by Purchaser) of the following further conditions prior to or concurrent with the Closing:

               (a) the representations and warranties of the Company contained in this agreement which are qualified as to materiality shall be true and correct and all such representations and warranties that are not qualified as to materiality shall be true and correct in all material respects, in each case when made and at and as of the Closing Date as if made at and as of the Closing Date (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period);

     provided that this paragraph (a) shall be deemed satisfied so long as the
     --------
     failure of all such representations and warranties to be true and correct in the aggregate does not have a material adverse effect on the Company and the Company Subsidiaries, taken as a whole;

               (b) the Company shall have performed in all material respects its material obligations hereunder required to be performed by it at or prior to the Closing Date;

               (c) the Company shall have delivered to Purchaser a certificate (dated as of the Closing Date), signed by an officer or officers with authority to bind the Company as to compliance with the conditions set forth in paragraphs (a) and (b) of this Section 8.02 and the Shareholder shall have delivered to Purchaser a certificate (dated as of the Closing
     Date), signed by an officer with authority to bind the Shareholder, as to compliance with the conditions set forth in paragraphs (d) and (e) of this
     Section 8.02;

               (d) the representations and warranties of the Shareholder contained in this agreement which are qualified as to materiality shall be true and correct and all such representations and warranties that are not qualified as to materiality shall be true and correct in all material respects, in each case when made and at and as of the Closing Date as if made at and as of the Closing Date (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period);

               (e) the Shareholder shall have performed in all material respects its material obligations hereunder required to be performed by it at or prior to the Closing Date;

               (f) the Shareholder shall have executed and delivered a Shareholders Agreement in form and substance reasonably satisfactory to Purchaser, containing the terms set forth in the term sheet annexed hereto as Exhibit B;

               (g) Purchaser shall have obtained the debt financing described in the Commitment Letters on the terms and conditions set forth therein or otherwise obtained debt financing sufficient to consummate the transactions contemplated hereby on terms reasonably satisfactory to Purchaser;

               (h)  except for the indebtedness for borrowed money listed on

     Schedule 8.02(h) hereto, (i) all outstanding indebtedness for borrowed
     ----------------
     money of the Company and the Company Subsidiaries ("Indebtedness") shall be
                                                         ------------
     paid in full, (ii) any outstanding letters of credit issued by lenders who hold Indebtedness shall be terminated, and (iii) the Company shall have obtained (x) the release of all Liens on the capital stock of the Company and each of the Company Subsidiaries and all assets securing such Indebtedness and (y) the release of all guarantees with respect to such Indebtedness. At the Closing, the Company shall provide or arrange to be provided to Purchaser all releases and other documents in form and substance reasonably satisfactory to Purchaser demonstrating the release of such Liens and guarantees;

               (i) since the date of this Agreement, no event shall have occurred which has or which would reasonably be expected to have a material adverse effect on the financial condition or business of the Company and the Company Subsidiaries taken as a whole;

               (j) of the Company Common Stock owned by Shareholder as of the date of this Agreement, the Shareholder shall have converted into Preference Stock a number of shares equal to the quotient of $40,000,000 divided by the Common Stock Per Share Amount (calculated assuming that the
     ----------
     Common Stock Purchase Price is increased by $40,000,000 and assuming that the Company Common Stock so converted will be converted into the right to receive cash as of the Effective Time pursuant to Section 3.01(a) hereof) which shall be the only Preference Stock outstanding immediately prior to Closing;

               (k) all outstanding options of the Company (other than the Rollover Options) shall be extinguished and, as of immediately prior to the Closing, the Company shall have no Liabilities with respect to such options;

               (l) the Company shall have taken such steps as are contemplated by Section 7.13(a) with respect to the Merger Warrants;

               (m) the Company shall have (i) delivered to the warrant agent under the Warrant Agreement dated November 6, 1991 a certified copy of the Board resolution authorizing the redemption of all warrants issued and outstanding under such Warrant Agreement as contemplated by, and in compliance with, Section 4.3 of such Warrant Agreement and (ii) caused the warrant agent under such Warrant Agreement to have mailed a notice of such redemption at least 30 days prior to Closing to each holder of such warrants as contemplated by, and in compliance with, Section 4.5 of such Warrant Agreement;

               (n) the Company shall have delivered to Purchaser the opinion of counsel to the Company and the Shareholder reasonably acceptable to Purchaser, with respect to the matters described on Exhibit C hereto in a form reasonably acceptable to Purchaser;

               (o) the Company shall have obtained all consents, authorizations, approvals and waivers from third parties, in form reasonably acceptable to Purchaser, which are necessary in order to enable
     (i) the consummation of the transactions contemplated hereby and (ii) the Company and its Subsidiaries to conduct their business in all material respects after the Closing Date on the same basis as conducted prior to the date hereof, in each case except for those the failure of which to obtain would not have a material adverse effect on the financial condition of the Company and the Company Subsidiaries, taken as a whole; and

               (p) the number of Dissenting Shares shall not exceed five percent (5%) of the total number shares of Company Common Stock outstanding immediately prior to the conversion referred to in paragraph (j) of this
     Section 8.02.

          Section 8.03.  Conditions to the Obligations of the Company and the
                         ----------------------------------------------------
Shareholder.  The obligations of the Company and the Shareholder to consummate
-----------
the Merger are subject to the satisfaction (or waiver by the Company or the Shareholder, as the case may be) of the following further conditions prior to or concurrent with the Closing:

               (a) the representations and warranties of Purchaser contained in this agreement which are qualified as to materiality shall be true and correct and all such representations and warranties that are not qualified as to materiality shall be true and correct in all material respects, in each case when made and at and as of the Closing Date as if made at and as of the Closing Date (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period);

               (b) Purchaser shall have performed in all material respects all of its material obligations hereunder required to be performed by Purchaser at or prior to the Closing Date;

               (c) Purchaser shall have delivered to the Company and the Shareholder certificates (dated as of the Closing Date), signed by an officer or officers with authority to bind Purchaser, as to compliance with the conditions set forth in paragraphs (a) and (b) of this Section 8.03;

               (d) Investors shall have executed and delivered a Shareholders Agreement in form and substance reasonably satisfactory to the Shareholder, containing the terms set forth in the term sheet annexed hereto as Exhibit B;

               (e) Purchaser shall have provided to the Company and the Shareholder either (i) a copy, addressed to the Company and the Shareholder, of the opinion as to the solvency of the Surviving Corporation as of the Effective Time that is obtained and provided to the lenders in connection with the financing of the transactions contemplated hereby, or
     (ii) if no such opinion is provided to such Lenders, an opinion, addressed to the Company and the Shareholder, from a nationally recognized valuation firm, which firm and opinion are both reasonably satisfactory to the Company, as to the solvency of the Surviving Corporation as of the Effective Time, and taking into account the transactions contemplated hereby which opinion shall be a Company Expense; and

               (f) Purchaser shall have delivered to the Company an opinion of counsel reasonably acceptable to the Company with respect to the matters described in Exhibit D hereto in a form reasonably acceptable to the Company.

                                   ARTICLE IX

                              CLOSING; TERMINATION

          Section 9.01.  Closing.  Unless this Agreement shall have been
                         -------
terminated and the Merger abandoned, the closing of the transactions contemplated hereby (the "Closing") shall take
                          -------
place at the offices of Cleary, Gottlieb, Steen & Hamilton, 153 East 53rd Street, New York, New York, on the third business day following the satisfaction of all conditions precedent to Closing (or at such other place and on such other date as shall be agreed to by the parties hereto). At the Closing, the parties shall exchange the documents referred to in Article VIII hereof and all necessary filings with the Secretary of State to consummate the Merger under the DGCL shall be made.

          Section 9.02.  Termination.  Anything herein or elsewhere to the
                         -----------
contrary notwithstanding, this Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time:

               (i)    with the consent of each of the parties hereto;

               (ii) by the Shareholder, the Company or Purchaser if the Merger shall not have occurred on or prior to February 15, 1998; provided,
                                                               --------
     however, that the right to terminate this Agreement and abandon the Merger
     -------
     under this clause (ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or prior to such date;

               (iii) by Purchaser, at any time prior to the Closing, following written notice by Purchaser to the Company or the Shareholder, as the case may be, of a breach of any representation, warranty or covenant of the Company or the Shareholder contained in this Agreement such that the conditions set forth in Section 8.02(a) or Section 8.02(b) cannot be satisfied, if such breach is not cured by the Company or the Shareholder, as the case may be, within thirty (30) days after receiving notice thereof; or

               (iv) by the Company, at any time prior to the Closing, following written notice by the Company to the Purchaser, as the case may be, of a breach of any representation, warranty or covenant of Purchaser contained in this Agreement such that the condition set forth in Section 8.03(a) or Section 8.03(b) cannot be satisfied, if such breach is not cured by Purchaser within thirty (30) days after receiving notice thereof.

          Section 9.03.  Effect of Termination.  In the event of the
                         ---------------------
termination of this Agreement as provided in Section 9.02 hereof, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void, and there shall be no liability on the part of any of the parties hereto except (i) for fraud or for willful breach of this Agreement and (ii) as set forth in Section 10.02.

                                   ARTICLE X

                               GENERAL PROVISIONS

          Section 10.01.  Non-Survival.  No representation or warranty
                          ------------
contained in this agreement shall survive the Closing.

          Section 10.02.  Costs and Expenses.  Whether or not the transactions
                          ------------------
contemplated by this Agreement are consummated, Purchaser shall bear the costs and expenses incurred by Purchaser and, subject to the calculation of the Common Stock Purchase Price as provided in this Agreement, the Company shall bear the costs and expenses incurred by the Company or the Shareholder in connection with the negotiation, preparation, execution and closing of this Agreement and the transactions contemplated hereby. No later than five days prior to Closing, the Shareholder and the Company shall provide to Purchaser their best estimate of Company Expenses and the parties hereto shall agree, prior to Closing, to the final amount of Company Expenses.

          Section 10.03.  Notices.  All notices or other communications required
                          -------
or permitted by this Agreement shall be effective upon receipt and shall be in writing and delivered personally or by overnight courier, or sent by facsimile, as follows:

          (i)  if to Purchaser, to:

               Sandman Merger Corporation
               Two Copley Place
               Boston, MA  02116
               Attention:  Josh Bekenstein and Paul Edgerley
               Facsimile:  (617) 572-3274

               with a copy to:

               Kirkland & Ellis
               153 East 53d Street
               New York, NY  10022
               Attention:  Lance C. Balk, Esq.
               Facsimile:  (212) 446-4900

          (ii) if to the Company or the Shareholder, to:

               Sealy Corporation
               c/o Sealy, Inc.
               1228 Euclid Avenue
               Cleveland, OH  44115
               Attention:  Ronald Jones
               Facsimile:  (216) 522-1976
               and to:

               Zell/Chilmark Fund, L.P.
               Two North Riverside Plaza
               Suite 1500
               Chicago, IL  60606
               Attention:  Rod F. Dammeyer
               Facsimile:  (312) 902-1512

               with a copy to:

               Rosenberg & Liebentritt, P.C.
               Two North Riverside Plaza
               Suite 1601
               Chicago, Illinois 60606
               Attention:  Alisa Singer, Esq.
               Facsimile:  (312) 454-0335

               and to:

               Calfee, Halter & Griswold, L.L.P.
               Suite 1800
               800 Superior Avenue
               Cleveland, Ohio  44114
               Attention:  Lawrence Schultz, Esq.
               Facsimile:  (216) 241-0816


               and to:

               Cleary, Gottlieb, Steen & Hamilton
               One Liberty Plaza
               New York, New York  10006
               Attention:  William A. Groll, Esq.
               Facsimile:  (212) 225-3999

or to such other address as hereafter shall be furnished as provided in this
Section 10.03 by any of the parties hereto to the other parties hereto.

          Section 10.04.  Counterparts.  This Agreement may be executed in any
                          ------------
number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

          Section 10.05.  Entire Agreement.  This Agreement (including the
                          ----------------
Schedules referred to herein), and the Confidentiality Agreement referred to in
Section 7.02, sets forth the entire understanding and agreement between the parties as to the matters covered herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto.

          Section 10.06.  Independent Investigation.  Purchaser acknowledges
                          -------------------------
hereby that it has conducted its own independent review and analysis of the Company and the Company Subsidiaries and their assets and businesses and that it has been provided sufficient access to the properties, records and personnel of the Company and the Company Subsidiaries for such purpose. Except for the representations and warranties expressly made by the Company or the Shareholder in this Agreement or in any statement contained in the Schedules hereto or any certificate furnished pursuant to this Agreement, Purchaser acknowledges that there are no representations or warranties, express or implied, as to the financial condition, assets, liabilities, equity, operations, business or prospects of the Company or Company Subsidiaries.

          Section 10.07.  Governing Law.  This Agreement shall be governed in
                          -------------
all respects, by the laws of the State of Delaware, including validity, interpretation and effect, without regard to principles of conflicts of law.

          Section 10.08.  Third Party Rights; Assignment.  This Agreement is
                          ------------------------------
intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the parties hereto and shall not be assignable without the prior written consent of the other party; provided, however, that Purchaser may assign its rights and obligations hereunder in whole or in part to any Affiliate of Purchaser and Purchaser and the Company may assign their respective rights and obligations hereunder as collateral security to any Person providing financing to Purchaser and/or the Company.

          Section 10.09.  Waivers and Amendments.  No modification of or
                          ----------------------
amendment to this Agreement shall be valid unless in a writing signed by the parties hereto referring specifically to this Agreement and stating the parties' intention to modify or amend the same. Any waiver of any term or condition of this Agreement must be in a writing signed by the party sought to be charged with such waiver referring specifically to the term or condition to be waived, and no such waiver shall be deemed to constitute the waiver of any other breach of the same or of any other term or condition of this Agreement.

          Section 10.10.  Schedules.  For purposes of this Agreement, any
                          ---------
matter that is clearly disclosed in a Schedule to this Agreement in such a way as to make its relevance to the information called for by another Schedule to this Agreement readily apparent shall be deemed to have been included in such other Schedule, notwithstanding the omission of an appropriate cross-reference thereto. Disclosure of any fact or item in any Schedule shall not necessarily mean that such item or fact is material to the Company or a Company Subsidiary individually or to the Company and the Company Subsidiaries taken as a whole.

          IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first written above.

                                 SANDMAN MERGER CORPORATION

                                 By:/s/ PAUL EDGERLEY
                                    ___________________________________
                                    Name:  Paul Edgerley
                                    Title: Vice President and Secretary


                                 SEALY CORPORATION

                                 By:/s/ RONALD L. JONES
                                    ___________________________________
                                    Name:  Ronald L. Jones
                                    Title: President and CEO

                                 ZELL/CHILMARK FUND, L.P.

                                 By ZC Limited Partnership, general partner
                                 By ZC Partnership, general partner
                                 By ZC Inc., a partner

                                 By:/s/ ROD DAMMEYER
                                    ___________________________________
                                    Name:  Rod Dammeyer
                                    Title: Vice President